EXHIBIT 10.39

                                 LEASE AGREEMENT

                         DATED AS OF FEBRUARY 11, 1994,

                                 BY AND BETWEEN

                   HEALTH AND REHABILITATION PROPERTIES TRUST,
                                  AS LANDLORD,

                                       AND

                 CONNECTICUT SUBACUTE CORPORATION II, AS TENANT.






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
                                TABLE OF CONTENTS




ARTICLE 1  DEFINITIONS................................................................................          1

      1.1       Added Value Percentage................................................................          1
      1.2       Additional Rent.......................................................................          1
      1.3       Affiliated Person.....................................................................          1
      1.4       Assumed Indebtedness..................................................................          2
      1.5       Award.................................................................................          2
      1.6       Base Net Patient Revenues.............................................................          2
      1.7       Base Rate.............................................................................          2
      1.8       Base Year.............................................................................          2
      1.9       Business Day..........................................................................          2
      1.10      Capital Addition......................................................................          2
      1.11      Capital Additions Cost................................................................          3
      1.12      Capital Expenditure...................................................................          3
      1.13      Cash Adjustment.......................................................................          4
      1.14      Claims................................................................................          4
      1.15      Code..................................................................................          4
      1.16      Commencement Date.....................................................................          4
      1.17      Condemnation..........................................................................          4
      1.18      Condemnor.............................................................................          4
      1.19      Consolidated Financials...............................................................          4
      1.20      Control...............................................................................          4
      1.21      Date of Taking........................................................................          4
      1.22      Default...............................................................................          5
      1.23      Encumbrance...........................................................................          5
      1.24      Entity................................................................................          5
      1.25      Environmental Laws....................................................................          5
      1.26      Environmental Notice..................................................................          5
      1.27      Environmental Obligation..............................................................          5
      1.28      Event of Default......................................................................          5
      1.29      Excess Net Patient Revenues...........................................................          5
      1.30      Extended Terms........................................................................          5
      1.31      Facility..............................................................................          5
      1.32      Facility Mortgage.....................................................................          5
      1.33      Facility Mortgagee....................................................................          5
      1.34      Facility Trade Names..................................................................          5
      1.35      Fair Market Added Value...............................................................          6
      1.36      Fair Market Rental....................................................................          6
      1.37      Fair Market Value.....................................................................          6
      1.38      Fair Market Value Purchase Price......................................................          6
      1.39      Fiscal Year...........................................................................          6
      1.40      Fixed Term............................................................................          6
      1.41      Fixtures..............................................................................          6
      1.42      Hazardous Substances..................................................................          6
      1.43      Immediate Family......................................................................          7
      1.44      Impositions...........................................................................          7
      1.45      Initiating Party......................................................................          7
      1.46      Insurance Requirements................................................................          7


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                                      -ii-

      1.47      Land..................................................................................          7
      1.48      Landlord..............................................................................          8
      1.49      Landlord Default......................................................................          8
      1.50      Lease.................................................................................          8
      1.51      Leased Improvements...................................................................          8
      1.52      Leased Personal Property..............................................................          8
      1.53      Leased Property.......................................................................          8
      1.54      Legal Requirements....................................................................          8
      1.55      Lending Institution...................................................................          8
      1.56      Minimum Rent..........................................................................          8
      1.57      Minimum Repurchase Price..............................................................          8
      1.58      Net Patient Revenues..................................................................          9
      1.59      Non-Capital Additions.................................................................         10
      1.60      Officer's Certificate.................................................................         10
      1.61      Other Leases..........................................................................         10
      1.62      Overdue Rate..........................................................................         10
      1.63      Parent................................................................................         10
      1.64      Percentage Rent.......................................................................         10
      1.65      Permitted Encumbrances................................................................         10
      1.66      Person................................................................................         10
      1.67      Primary Intended Use..................................................................         10
      1.68      Qualified Appraiser...................................................................         11
      1.69      Records...............................................................................         10
      1.70      Rent..................................................................................         10
      1.71      Responding Party......................................................................         11
      1.72      SEC...................................................................................         11
      1.73      State.................................................................................         11
      1.74      Subsidiary............................................................................         11
      1.75      Substitute Properties.................................................................         11
      1.76      Substitution Date.....................................................................         11
      1.77      Successor Landlord....................................................................         11
      1.78      Superior Lease........................................................................         11
      1.79      Superior Landlord.....................................................................         11
      1.80      Superior Mortgage.....................................................................         11
      1.81      Superior Mortgagee....................................................................         11
      1.82      Tenant................................................................................         11
      1.83      Tenant's Personal Property............................................................         11
      1.84      Term..................................................................................         11
      1.85      Test Rate.............................................................................         12
      1.86      Trustees..............................................................................         12
      1.87      Unavoidable Delays....................................................................         12
      1.88      Unsuitable for Its Primary Intended Use...............................................         12

ARTICLE 2  PREMISES AND TERM..........................................................................         12

      2.1       Premises..............................................................................         12
      2.2       Condition of Premises.................................................................         13
      2.3       Fixed Term............................................................................         14
      2.4       Extended Terms........................................................................         14



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                                     -iii-

ARTICLE 3  RENT.......................................................................................         15

      3.1       Rent..................................................................................         15

                3.1.1  Minimum Rent...................................................................         15
                3.1.2  Percentage Rent................................................................         15
                3.1.3  Additional Rent................................................................         17

      3.2       Late Payment of Rent..................................................................         19
      3.3       Net Lease.............................................................................         19
      3.4       No Termination, Abatement, Etc........................................................         19


ARTICLE 4  USE OF THE LEASED PROPERTY.................................................................         20

      4.1       Permitted Use.........................................................................         20

                4.1.1  Primary Intended Use...........................................................         20
                4.1.2  Necessary Approvals............................................................         21
                4.1.3  Continuous Operation, Etc......................................................         21
                4.1.4  Lawful Use, Etc................................................................         21

      4.2       Compliance with Legal and Insurance
                    Requirements, Instruments, Etc....................................................         21
      4.3       Compliance with Medicaid and Medicare
                    Requirements......................................................................         21
      4.4       Environmental Matters.................................................................         22

ARTICLE 5  MAINTENANCE AND REPAIRS, ETC...............................................................         23

      5.1       Maintenance and Repair................................................................         23

                5.1.1  Tenant's Obligations...........................................................         23
                5.1.2  Landlord's Obligations.........................................................         23

      5.2       Capital Expenditure Cost Sharing......................................................         23
      5.3       Tenant's Personal Property............................................................         24
      5.4       Yield Up..............................................................................         24
      5.5       Encroachments, Restrictions, Etc......................................................         25

ARTICLE 6  CAPITAL ADDITIONS, ETC.....................................................................         25

      6.1       Construction of Capital Additions to the Leased
                    Property..........................................................................         25
      6.2       Capital Additions Financed by Tenant..................................................         27
      6.3       Information Regarding Capital Additions...............................................         29
      6.4       Non-Capital Additions.................................................................         30
      6.5       Salvage...............................................................................         30



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                                      -iv-

ARTICLE 7  LIENS......................................................................................         30

      7.1       Liens.................................................................................         30
      7.2       Landlord's Lien.......................................................................         31
      7.3       Mechanic's Liens......................................................................         32

ARTICLE 8  PERMITTED CONTESTS.........................................................................         32

ARTICLE 9  INSURANCE AND INDEMNIFICATION..............................................................         33

      9.1       General Insurance Requirements........................................................         33
      9.2       Waiver of Subrogation.................................................................         34
      9.3       Form Satisfactory, Etc................................................................         35
      9.4       No Separate Insurance.................................................................         36
      9.5       Indemnification of Landlord...........................................................         36
      9.6       Indemnification of Tenant.............................................................         36

ARTICLE 10  CASUALTY..................................................................................         37

      10.1      Insurance Proceeds....................................................................         37
      10.2      Reconstruction in the Event of Damage or
                    Destruction ......................................................................         37

                10.2.1  Material Damage or Destruction of Premises                                             37
                10.2.2  Partial Damage or Destruction.................................................         38

      10.3      Insufficient Insurance Proceeds.......................................................         39
      10.4      Disbursement of Proceeds..............................................................         39
      10.5      Tenant's Property.....................................................................         40
      10.6      Restoration of Tenant's Property......................................................         40
      10.7      No Abatement of Rent..................................................................         40
      10.8      Damage Near End of Term...............................................................         40

ARTICLE 11  CONDEMNATION..............................................................................         41

      11.1      Total Condemnation....................................................................         41
      11.2      Partial Condemnation..................................................................         41
      11.3      Temporary Condemnation................................................................         41
      11.4      Tenant's Option.......................................................................         41
      11.5      Allocation of Award...................................................................         42
      11.6      Abatement Procedures..................................................................         42

ARTICLE 12  DEFAULTS AND REMEDIES.....................................................................         43

      12.1      Events of Default.....................................................................         43
      12.2      Remedies..............................................................................         45
      12.3      Waiver................................................................................         47
      12.4      Application of Funds..................................................................         47
      12.5      Failure to Conduct Business...........................................................         47
      12.6      Landlord's Right to Cure Tenant's Default.............................................         47
      12.7      Trade Names...........................................................................         47




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                                      -v-

ARTICLE 13  HOLDING OVER..............................................................................         48

ARTICLE 14  LANDLORD'S DEFAULT........................................................................         48

ARTICLE 15  PURCHASE OF PREMISES......................................................................         49

ARTICLE 16  SUBSTITUTION OF PROPERTY FOR THE LEASED PROPERTY                                                   50

      16.1      Tenant's Substitution Option..........................................................         50
      16.2      Landlord's Substitution Option........................................................         50
      16.3      Substitution Procedures...............................................................         51
      16.4      Conditions to Substitution............................................................         53
      16.5      Conveyance to Tenant..................................................................         54
      16.6      Expenses..............................................................................         54

ARTICLE 17  SUBLETTING AND ASSIGNMENT.................................................................         55

      17.1      Subletting and Assignment.............................................................         55
      17.2      Required Sublease Provisions..........................................................         56
      17.3      Sublease Limitation...................................................................         56
      17.4      Assignment and Subletting Procedure...................................................         56

ARTICLE 18  CERTIFICATES AND FINANCIAL STATEMENTS.....................................................         57

      18.1      Estoppel Certificates.................................................................         57
      18.2      Financial Statements..................................................................         57
      18.3      General Operations....................................................................         58

                18.3.1  Reimbursement, Licensure, Etc.................................................         58
                18.3.2  Monthly Reports...............................................................         59

ARTICLE 19  LANDLORD ACCESS...........................................................................         59

      19.1      Landlord's Right to Inspect...........................................................         59
      19.2      Landlord's Option to Purchase the Tenant's
                    Personal Property; Transfer of Licenses...........................................         59

ARTICLE 20  APPRAISAL.................................................................................         60

      20.1      Appraisal Procedure...................................................................         60

ARTICLE 21  MORTGAGES.................................................................................         61

      21.1      Landlord May Grant Liens..............................................................         61
      21.2      Subordination of Lease................................................................         61
      21.3      Notice to Mortgagee and Ground Landlord...............................................         63

ARTICLE 22  INVESTMENT TAX CREDIT.....................................................................         63

      22.1      Investment Tax Credit.................................................................         63



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                                      -vi-

ARTICLE 23  ADDITIONAL COVENANTS OF TENANT

      23.1      Notice of Change of Name, Administrator, Etc.........................................          64
      23.2      Notice of Litigation, Potential Event of
                  Default, Etc........................................................................         64
      23.3      Management of Leased Property.........................................................         64
      23.4      Distributions, Payments to Affiliated Persons,
                    Etc...............................................................................         64

ARTICLE 24  MISCELLANEOUS.............................................................................         65

      24.1      No Waiver.............................................................................         65
      24.2      Remedies Cumulative...................................................................         65
      24.3      Acceptance of Surrender...............................................................         65
      24.4      No Merger of Title....................................................................         65
      24.5      Conveyance by Landlord................................................................         65
      24.6      Quiet Enjoyment.......................................................................         66
      24.7      Landlord's Liability..................................................................         66
      24.8      Landlord's Consent....................................................................         66
      24.9      Memorandum of Lease...................................................................         67
      24.10     Notices...............................................................................         67
      24.11     Construction..........................................................................         68
      24.12     Governing Law.........................................................................         68

EXHIBITS

      A - Other Leases
      B - Permitted Encumbrances
      C - The Land
      D - Minimum Rent

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                                 LEASE AGREEMENT


         THIS LEASE AGREEMENT, dated as of February 11, 1994, is made by and between HEALTH AND REHABILITATION PROPERTIES TRUST, a Maryland real estate investment trust, as landlord ("Landlord"), having its principal office at 400 Centre Street, Newton, Massachusetts, and CONNECTICUT SUBACUTE CORPORATION II, a Delaware corporation, as tenant ("Tenant"), having an office at 400 Centre Street, Newton, Massachusetts 02158.

                              W I T N E S S E T H :

         WHEREAS, Landlord owns the Leased Property (this and other capitalized terms used and not otherwise defined herein having the meanings ascribed to such terms in Article 1) and Landlord wishes to lease the Leased Property to Tenant and Tenant wishes to lease the Leased Property from Landlord, subject to and upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS

         Each reference in this Lease to any of the following terms shall be construed to incorporate the definitions hereinafter set forth and include the plural as well as the singular. All accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with generally accepted accounting principles.

         1.1 "Added Value  Percentage" shall have the meaning given such term in
Section 6.2(a).

         1.2 "Additional Rent" shall have the meaning given such term in Section 3.1.3.

         1.3 "Affiliated Person" shall mean, with respect to any Person, (a) in the case of any such Person which is a partnership, any partner in such partnership; (b) in the case of any such Person which is a limited liability company, any member of such company; (c) any other Person which is a Parent, a Subsidiary, or a Subsidiary of a Parent of the Persons referred to in the preceding clauses (a) and (b); (d) any other Person otherwise directly or indirectly controlling or under common control with such Person or one or more of the Persons referred to in the preceding clauses (a), (b) and (c); and (e) any other Person who is a member of the Immediate Family of such Person or any Person referred to in the preceding clauses (a) through (d).



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                                       -2-


         1.4 "Assumed Indebtedness" shall mean any indebtedness or other obligations existing at the time of acquisition of the Leased Property by Landlord secured by a mortgage, deed of trust or other security agreement creating a lien on the Leased Property and assumed by Landlord, and any indebtedness resulting from the refinancing thereof, and/or any subsequent indebtedness resulting from Landlord's financing of, or Landlord's reimbursement of Tenant's financing of, any Capital Additions during the Term, except any indebtedness or other obligations of Tenant not assumed by Landlord prior to or during the Term.

         1.5 "Award" shall mean all compensation, sums or other value awarded, paid or received by virtue of a total or partial Condemnation of the Leased Property (after deduction of all reasonable legal fees and other reasonable costs and expenses incurred by Landlord in connection with obtaining any such award).

         1.6 "Base Net Patient Revenues" shall mean Net Patient Revenues for the Base Year.

         1.7 "Base Rate" shall mean the rate of interest, determined daily and expressed as a percentage, announced by Citibank, N.A., in New York, New York, from time to time, as Citibank, N.A.'s "base rate" or "prime rate", so-called, or, if at any time Citibank, N.A. ceases to announce such a rate, as announced by the largest national or state chartered banking institution other than Citibank, N.A. then having its principal office in New York, New York and announcing such a rate. If at any time neither Citibank, N.A. nor any of the five largest other national or state chartered banking institutions having their principal offices in New York, New York is announcing such a floating rate, "Base Rate" shall mean a rate of interest, determined daily, which is two (2) percentage points above the 14-day moving average closing trading price of 90-day Treasury Bills.

         1.8 "Base Year" shall mean the twelve-month period beginning June 1, 1999 and ending May 31, 2000.

         1.9 "Business Day" shall mean any day other than Saturday, Sunday, or any other day on which banking institutions in The Commonwealth of Massachusetts or in New York, New York are authorized by law or executive action to close.

         1.10 "Capital Addition" shall mean one or more new buildings, or one or more additional structures annexed to any portion of any of the Leased Improvements, or the material expansion of existing improvements, which are constructed on any parcel or portion of the Land during the Term, including, but not limited to, the construction of a new wing or new story, the renovation of existing improvements on the Leased Property in order to provide a functionally new facility needed to provide services not previously offered, or any expansion, construction, renovation or conversion in order to increase the bed capacity of the Facility, to change the purpose for which such beds are utilized or to improve the quality of the Facility.

         1.11 "Capital Additions Cost" shall mean the cost of any Capital Addition proposed to be made by Tenant, whether paid for by Tenant or Landlord. Such cost shall include (a) the cost of construction of the Capital Addition, including, site preparation and improvement, materials, labor, supervision, developer and administrative fees, legal fees, and related design, engineering and architectural services, the cost of any fixtures, the cost of construction financing (including, but not limited to, capitalized interest) and other miscellaneous costs approved by Landlord, (b) if agreed to by Landlord in writing, in advance, the cost of any land contiguous to the Leased Property which is to become a part of the Leased Property purchased for the purpose of placing thereon the Capital Addition or any portion thereof or for providing means of access thereto, or parking facilities therefor, including the cost of surveying the same, (c) the cost of insurance, real estate taxes, water and sewage charges and other carrying charges for such Capital Addition during construction, (d) title insurance charges, (e) reasonable attorneys' fees, (f) filing and registration fees and recording taxes, (g) documentary stamp or transfer taxes, and (h) all actual and reasonable costs and expenses of Landlord and any Lending Institution committed to finance the Capital Addition, including, but not limited to, (i) reasonable attorneys' fees, (ii) printing expenses, (iii) filing, registration and recording taxes and fees, (iv) documentary stamp or transfer taxes, (v) title insurance charges and appraisal fees, (vi) rating agency fees, and (vii) loan commitment fees.

         1.12 "Capital Expenditure" shall mean any single required improvement, alteration, replacement or repair of the Leased Property, or any part thereof,
(a) having a cost in excess of One Hundred Thousand Dollars ($100,000.00) (which amount shall be increased each year of the Lease by the product determined by multiplying such amount by the percentage increase in the Consumer Price Index, Urban Wage Earners and Clerical Workers, All Items, Base 1982-84=100, published by the U.S. Department of Labor, All Cities, or such comparable index published by the U.S. Department of Labor or its successor agency), and (b) having a useful life in excess of the longer of (i) twelve (12) months, or (ii) the remaining period of the Term, except capital improvements necessitated by destruction or Condemnation of the Leased Property, or any portion thereof.

         1.13  "Cash  Adjustment"  shall  have the  meaning  given  such term in
Section 16.3(d).

         1.14 "Claims" shall have the meaning given such term in Article 8.

         1.15 "Code" shall mean the Internal Revenue Code of 1986 and, to the extent applicable, the Treasury Regulations promulgated thereunder, each as from time to time amended.

         1.16     "Commencement Date" shall mean the date of this Lease.

         1.17 "Condemnation" shall mean (a) the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor, (b) a voluntary sale or transfer by Landlord to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending, and (c) a taking or voluntary conveyance of all or part of the Leased Property, or any interest therein, or right accruing thereto or use thereof, as the result or in settlement of any Condemnation or other eminent domain proceeding affecting any portion of the Leased Property, whether or not the same shall have actually been commenced.

         1.18 "Condemnor" shall mean any public or quasi-public authority, or private corporation or individual having the power of Condemnation.

         1.19 "Consolidated Financials" shall mean, for any Fiscal Year or other accounting period of Tenant and its consolidated Subsidiaries, statements of earnings, retained earnings and changes in financial position for such period and for the period from the beginning of the applicable Fiscal Year to the end of such period and the balance sheet as at the end of such period, together with the notes thereto, all in reasonable detail, and setting forth in comparative form the corresponding figures for the corresponding period in the preceding Fiscal Year, and prepared in accordance with generally accepted accounting principles, consistently applied.

         1.20 "Control" and any variations thereof shall mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, partnership interests or other equity interests.

         1.21 "Date of Taking" shall mean the date the Condemnor has the right to possession of the Leased Property, or any portion thereof, in connection with a Condemnation.

         1.22 "Default" shall mean any event, act or omission which with the giving of notice and/or lapse of time could constitute an Event of Default.

         1.23 "Encumbrance" shall have the meaning given such term in Section 21.1.

         1.24 "Entity" shall mean any corporation, general or limited partnership, limited liability company, stock company or association, joint venture, association, company, trust, bank, trust company, land trust, business trust, any government or agency or political subdivision thereof or any other entity.

         1.25 "Environmental Laws" shall mean all applicable Federal, state or local statutes, laws, ordinances, rules and regulations, licensing requirements or conditions, whether now existing or hereafter arising, relating to Hazardous Substances.

         1.26  "Environmental  Notice" shall have the meaning given such term in
Section 4.4.

         1.27 "Environmental Obligation" shall mean any cost, expense, loss or damage arising under any Environmental Law or in connection with any Hazardous Substance.

         1.28  "Event of  Default"  shall  have the  meaning  given such term in
Section 12.1.

         1.29 "Excess Net Patient Revenues" shall mean the amount of Net Patient Revenues for any measuring period in excess of the Base Net Patient Revenues for the equivalent period of the Base Year.

         1.30 "Extended Terms" shall have the meaning given such term in Section 2.4.

         1.31 "Facility" shall mean the licensed nursing home being operated on the Leased Property.

         1.32 "Facility Mortgage" shall mean any mortgage, deed of trust or other security agreement securing any Assumed Indebtedness or any other encumbrance placed upon the Leased Property in accordance with Article 21.

         1.33  "Facility  Mortgagee"  shall  mean  the  holder  of any  Facility
Mortgage.

         1.34 "Facility Trade Names" shall mean any of the names under which Tenant operates, or has operated, the Facility at any time during the Term.

         1.35 "Fair Market Added Value" shall mean the Fair Market Value of the Leased Property (including all Capital Additions) less the Fair Market Value of the Leased Property determined as if no Capital Additions financed by Tenant had been constructed.

         1.36 "Fair Market Rental" shall mean the rental which a willing tenant not compelled to rent would pay a willing landlord not compelled to lease for the use and occupancy of the Leased Property, or applicable portion thereof, on the terms and conditions of this Lease, for the term in question, and determined in accordance with the appraisal procedures set forth in Article 20 or in such other manner as shall be mutually acceptable to Landlord and Tenant.

         1.37 "Fair Market Value" shall mean the price that a willing buyer not compelled to buy would pay a willing seller not compelled to sell for the Leased Property, (a) assuming the same is unencumbered by this Lease, (b) determined in accordance with the appraisal procedures set forth in Article 20 or in such other manner as shall be mutually acceptable to Landlord and Tenant, (c) assuming such seller shall pay the closing costs generally paid by a seller of real property in the state in which such property is located and that such buyer shall pay closing costs generally paid by a buyer of real property in the state in which such property is located, and (d) not taking into account any reduction in value resulting from any indebtedness to which such property is subject, except the positive or negative effect on the value of such property attributable to the interest rate, amortization schedule, maturity date, prepayment penalty and other terms and conditions of any lien or encumbrance which is not removed at or prior to the closing of the transaction as to which such Fair Market Value determination is being made.

         1.38 "Fair Market Value Purchase Price" shall mean the Fair Market Value of the Leased Property less the Fair Market Added
Value.

         1.39 "Fiscal Year" shall mean each twelve (12) month period from June 1 to May 31.

         1.40 "Fixed  Term"  shall have the  meaning  given such term in Section
2.3.

         1.41  "Fixtures"  shall  have the  meaning  given  such term in Section
2.1(d).

         1.42 "Hazardous Substances" shall mean hazardous substances (as defined by the Comprehensive Environmental Response, Compensation and Liability Act, as now in effect or as hereafter from time to time amended), hazardous wastes (as defined by the Resource Conservation and Recovery Act, as now in effect or as hereafter from time to time amended), any hazardous waste, hazardous substance, pollutant or contaminant, oils, radioactive materials, asbestos in any form or condition, or any pollutant or contaminant or hazardous, dangerous or toxic chemicals, materials or substances within the meaning of any other applicable Federal, state or local law, regulation, ordinance or requirements relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or materials, all as now in effect or hereafter from time to time amended.

         1.43 "Immediate Family" shall mean, with respect to any Person, his spouse, parents, brothers, sisters, children (natural or adopted), stepchildren, grandchildren, grandparents, parents-in-law, brothers-in-law, sisters-in-law, nephews and nieces.

         1.44 "Impositions" shall mean all taxes, assessments, and ad valorem, sales, and use, single business, gross receipts, transaction privilege, rent or similar taxes as the same are imposed on either Landlord or Tenant with respect to the Leased Property and/or the business conducted thereon by Tenant and other charges and impositions (including, but not limited to, fire protection service fees and similar charges) levied, assessed or imposed at any time during the Term by any governmental authority upon or against the Leased Property, or taxes in lieu thereof, and additional types of taxes to supplement real estate taxes due to legal limits imposed thereon. If, at any time during the Term, any tax or excise on rents or other taxes, however described, are levied or assessed against Landlord with respect to the rent reserved hereunder, either wholly or partially in substitution for, or in addition to, real estate taxes assessed or levied on the Leased Property, such tax or excise on rents shall be included in Impositions; provided, however, that Impositions shall not include franchise, estate, inheritance, succession, capital levy, transfer, income or excess profits taxes assessed on Landlord. Impositions shall include any estimated payment, whether voluntary or required, made by Landlord on account of a fiscal tax period for which the actual and final amount of taxes for such period has not been determined by the governmental authority as of the date of any such estimated payment.

         1.45  "Initiating  Party"  shall  have the  meaning  given such term in
Section 20.1.

         1.46 "Insurance Requirements" shall mean all terms of any insurance policy required by this Lease and all requirements of the issuer of any such policy.

         1.47 "Land" shall have the meaning given such term in Section 2.1(a).

         1.48 "Landlord" shall have the meaning given such term in the preambles to this Lease.

         1.49  "Landlord  Default"  shall  have the  meaning  given such term in
Article 14.

         1.50 "Lease" shall mean this Lease Agreement, including Exhibits A through D hereto, as it and they may be amended from time to time as herein provided.

         1.51 "Leased  Improvements"  shall have the meaning  given such term in
Section 2.1(b).

         1.52 "Leased Personal Property" shall have the meaning given such term in Section 2.1(e).

         1.53  "Leased  Property"  shall  have the  meaning  given  such term in
Section 2.1.

         1.54 "Legal Requirements" shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions, including, but not limited to, Environmental Laws, affecting the Leased Property or the maintenance, construction, use or alteration thereof, whether now or hereafter enacted, including those which may (a) require repairs, modifications or alterations in or to the Leased Property or any portion thereof or (b) in any way adversely affect the use and enjoyment thereof, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Tenant (other than encumbrances hereinafter created by Landlord without the consent of Tenant), at any time in force affecting the Leased Property.

         1.55 "Lending Institution" shall mean any insurance company, federally insured commercial or savings bank, national banking association, savings and loan association, employees' welfare, pension or retirement fund or system, corporate profit sharing or pension trust, college or university, or real estate investment trust, including any corporation qualified to be treated for federal tax purposes as a real estate investment trust, having a net worth of at least $10,000,000.

         1.56 "Minimum Rent" shall mean the amount set forth in Exhibit D.

         1.57 "Minimum Repurchase Price" shall mean that portion of the aggregate purchase price of the Leased Property paid by Landlord in cash or in kind, plus the aggregate of unpaid principal balance of all encumbrances against the Leased Property at the time of purchase thereof by Tenant, plus any amounts paid by Landlord to reduce the principal balance of any Assumed Indebtedness, less all proceeds received by Landlord from any refinancing of the Leased Property (after payment of the debt refinanced and net of any costs and expenses incurred in connection with such refinancing, including, without limitation, loan points, commitment fees and commissions) and less the net amount (after deduction of all reasonable legal fees and other costs and expenses, including, without limitation, expert witness fees, incurred by Landlord in connection with obtaining any such award) of all awards received by Landlord from any partial Condemnation of the Leased Property or any portion thereof which are not applied to restoration.

         1.58 "Net Patient Revenues" shall mean all revenues received or receivable from or by reason of the operation of the Facility, or any portion thereof, or any other use of the Leased Property, or any portion thereof, including, without limitation, all patient revenues received or receivable for the use of or otherwise by reason of all rooms, beds and other facilities provided, meals served, services performed, space or facilities subleased or goods sold on the Leased Property, or any portion thereof, including, without limitation, and except as provided below, any other arrangements with third parties relating to the possession or use of any portion of any portion of the Leased Property; provided, however, Net Patient Revenues shall not include: (a) revenue from professional fees or charges by physicians and providers (other than Tenant or Tenant's employees) of ancillary services, when and to the extent such charges are paid over to such physicians or providers of ancillary services, or are separately billed and not included in comprehensive fees; (b) nonoperating revenues such as interest income or income from the sale of assets not sold in the ordinary course of business; (c) contractual allowances (relating to any period during the Term) for billings not paid by or received from the appropriate governmental agencies or third party providers; (d)
allowances according to generally accepted accounting principles for uncollectible accounts, including credit card accounts and charity care or other administrative discounts; (e) all proper patient billing credits and adjustments according to generally accepted accounting principles relating to health care accounting; (f) federal, state or local sales or excise taxes and any tax based on or measured by such revenues which is added to or made a part of the amount billed to the patient or other recipient of such services or goods, whether included in the billing or stated separately; (g) provider discounts for hospital or other medical facility utilization contracts and credit card discounts; (h) revenues attributable to Capital Additions financed by Tenant as provided in Section 6.2; (i) revenues attributable to services actually provided off the Leased Property, such as home health care; and (j) any amounts actually paid by Tenant for the cost of any federal, state or local governmental programs imposed specially to provide or finance indigent patient care. To the extent the Leased Property or any portion thereof is subleased by Tenant, Net Patient Revenues shall include (x) the Net Patient Revenues generated from the operations conducted on such subleased portion of the Leased Property and (y) the rent received or receivable by Tenant from or under any such sublease to the extent such rent is not based on Net Patient Revenues and, therefore, has not already been included in the calculation of Net Patient Revenues pursuant to clause (x) preceding.

         1.59 "Non-Capital  Additions" shall have the meaning given such term in
Section 6.4.

         1.60 "Officer's Certificate" shall mean a certificate signed by the chief financial officer or another officer of Tenant authorized by the board of directors or by-laws of Tenant, or any other Person whose power and authority to act has been so authorized.

         1.61 "Other Leases" shall mean the Leases described in Exhibit A, attached hereto and made a part hereof.

         1.62 "Overdue Rate" shall mean a rate equal to the lesser of the Base Rate plus two percent (2%) and the maximum rate then permitted under applicable law.

         1.63 "Parent" shall mean, with respect to any Person, any Person which owns directly, or indirectly, through one or more Subsidiaries, twenty percent (20%) or more of the voting or beneficial interests in such Person or otherwise Controls such Person.

         1.64  "Percentage  Rent"  shall  have the  meaning  given  such term in
Section 3.1.2(a).

         1.65 "Permitted Encumbrances" shall mean the matters set forth in Exhibit B, attached hereto and made a part hereof.

         1.66 "Person" shall mean any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits.

         1.67  "Primary  Intended Use" shall have the meaning given such term in
Section 4.1.1.

         1.68 "Qualified Appraiser" shall mean any disinterested person who is a member in good standing of the American Institute of Real Estate Appraisers or the American Society of Real Estate Counselors (or the successor to either of such organizations) and who has had not less than ten (10) years experience in appraising and valuing, commercial buildings in the State.

         1.69 "Records" shall have the meaning given such term in Section 7.2.

         1.70 "Rent" shall mean, collectively, the Minimum Rent, Percentage Rent and Additional Rent.

         1.71  "Responding  Party"  shall  have the  meaning  given such term in
Section 20.1.

         1.72 "SEC" shall mean the Securities and Exchange Commission.

         1.73  "State"  shall  mean  the  State,  Commonwealth,   Possession  or
Territory in which the Leased Property is located.

         1.74 "Subsidiary" shall mean, with respect to any Person, any Entity in which such Person shall own, directly or indirectly, through one or more Subsidiaries, twenty percent (20%) or more of the voting or beneficial interests or any other entity Controlled by such Person.

         1.75 "Substitute  Properties" shall have the meaning given such term in
Section 16.1.

         1.76  "Substitution  Date"  shall have the  meaning  given such term in
Section 16.1.

         1.77  "Successor  Landlord"  shall have the meaning  given such term in
Section 21.2.

         1.78 "Superior Lease" shall have the meaning given such term in Section 21.2.

         1.79  "Superior  Landlord"  shall have the  meaning  given such term in
Section 21.2.

         1.80  "Superior  Mortgage"  shall have the  meaning  given such term in
Section 21.2.

         1.81  "Superior  Mortgagee"  shall have the meaning  given such term in
Section 21.2.

         1.82 "Tenant" shall have the meaning given such term in the preambles to this Lease.

         1.83 "Tenant's Personal Property" shall mean all motor vehicles and consumable inventory and supplies, furniture, equipment and machinery and all other personal property of Tenant located on the Leased Property or used in Tenant's business on the Leased Property and all modifications, replacements, alterations and additions to the Leased Personal Property installed at the expense of Tenant, other than any items included within the definition of Fixtures or Leased Personal Property and expressly excluding Tenant's accounts receivable.

         1.84 "Term" shall mean, collectively, the Fixed Term and any Extended Terms, to the extent properly exercised pursuant to the provisions of Section 2.4, unless sooner terminated pursuant to the provisions of this Lease.

         1.85 "Test Rate" shall mean the minimum interest rate necessary to avoid imputation of original issue discount income under Sections 483 or 1272 of the Code or any similar provision.

         1.86     "Trustees" shall mean the trustees of Landlord.

         1.87 "Unavoidable Delays" shall mean delays due to strikes, lock-outs, inability to procure materials, power failure, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or other causes beyond the reasonable control of the party responsible for performing an obligation hereunder, but in no event to exceed sixty (60) days so long as the affected party shall use reasonable efforts to alleviate the cause of such delay and thereafter promptly perform such obligation; provided, however, that (x) in no event shall Tenant's obligation to pay the Rent be affected by Unavoidable Delays, and (y) in no event shall lack of funds be deemed a cause beyond the control of either party.

         1.88 "Unsuitable for Its Primary Intended Use" shall mean a state or condition of the Facility such that by reason of damage or destruction, or a partial Condemnation, in the good faith judgment of Landlord and Tenant, reasonably exercised, the Facility cannot be operated on a commercially practicable basis for its Primary Intended Use taking into account, among other relevant factors, the number of usable beds, the amount of square footage, or revenues affected by such damage or destruction or partial taking.


                                    ARTICLE 2

                                PREMISES AND TERM

         2.1 Premises. Upon and subject to the terms and conditions herein set forth, Landlord leases to Tenant and Tenant leases from Landlord all of the following (collectively, the "Leased Property"):

                  (a) those certain tracts, pieces and parcels of land as more particularly described in Exhibit C, attached hereto and made a part hereof (collectively, the "Land");

                  (b) all buildings, structures, Fixtures and other improvements of every kind, including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures presently situated upon the Land and Capital Additions financed by Landlord (collectively, the "Leased Improvements");

                  (c) all easements, rights and appurtenances relating to the Land and the Leased Improvements;

                  (d) all equipment, machinery, fixtures and other items of property, now or hereafter permanently affixed to or incorporated into the Leased Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, all of which, to the greatest extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto, but specifically excluding all items included within the category of Tenant's Personal Property (collectively, the "Fixtures");

                  (e) all machinery, equipment, furniture, furnishings, moveable walls or partitions, computers or trade fixtures or other personal property used or useful in Tenant's business on or in the Leased
         Improvements, and located on or in the Leased Improvements on the Commencement Date, except items, if any, included within the category of Fixtures, but specifically excluding all items included within the category of Tenant's Personal Property (collectively the "Leased Personal Property"); and

                  (f) all existing leases of space (including any security deposits held pursuant thereto), if any, in the Leased Improvements to tenants thereof.

         2.2 Condition of Premises. On the Commencement Date, Landlord shall deliver and Tenant shall accept the Leased Property in "as is" condition, subject to the rights of parties in possession, the existing state of title, including all covenants, conditions, restrictions, easements and other matters of record, all applicable Legal Requirements, the lien of financing instruments, mortgages and deeds of trust, and such other matters which would have been disclosed by an inspection of the Leased Property and the record title thereto or by an accurate survey thereof. LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, EITHER AS THE FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, WITH RESPECT TO THE LEASED PROPERTY OR ANY PORTION THEREOF IT BEING AGREED THAT ALL SUCH RISKS SHALL BE

BORNE BY TENANT. To the extent permitted by law, however, Landlord grants and assigns to Tenant all of Landlord's rights to proceed against any predecessor in title for breaches of warranties or representations or for latent defects in the Leased Property. Landlord shall cooperate with Tenant in the prosecution of any such claims, in Landlord's or Tenant's name, all at Tenant's sole cost and expense. Tenant shall indemnify, and hold harmless Landlord from and against any loss, cost, damage or liability (including attorneys' fees) incurred by Landlord in connection with such cooperation.

         2.3 Fixed Term. The initial term of this Lease (the "Fixed Term") shall commence on the date hereof and, unless sooner terminated in accordance with the terms and conditions of this Lease, shall expire on December 31, 1998.

         2.4 Extended Terms. Provided no Default or Event of Default shall have occurred and be continuing and Tenant shall simultaneously exercise its right to extend the term of all of the Other Leases, Tenant shall have the right to extend the Fixed Term for two additional periods of ten (10) years each (the "Extended Terms").

         Each Extended Term shall commence on the day succeeding the expiration of the Fixed Term or the preceding Extended Term, as the case may be, and shall end on the day immediately preceding the tenth anniversary of the commencement of such Extended Term. All of the terms, covenants and provisions of this Lease shall apply to each such Extended Term, except that (a) the Minimum Rent for the second such Extended Term shall be the greater of (x) the Minimum Rent payable during the first such Extended Term and (y) the Fair Market Rental for the Leased Property determined as of the commencement of such Extended Term, and (b) Tenant shall have no further right to extend the Term beyond the Extended Terms hereinabove provided. If Tenant shall elect to exercise either of the aforesaid options, it shall do so by giving Landlord written notice thereof not later than one (1) year prior to the expiration of the then current term of this Lease (Fixed or Extended, as applicable); it being understood and agreed that time is of the essence with respect to the giving of such notice. If Tenant shall fail to give any such notice, this Lease shall automatically terminate at the end of the term then in effect and Tenant shall have no further option to extend the term of this Lease. If Tenant shall give such notice, the extension of this Lease shall be automatically effected, without the execution of any additional documents.

                                    ARTICLE 3

                                      RENT

         3.1 Rent. Tenant shall pay to Landlord, by check or wire transfer of immediately available federal funds, as Tenant may elect, without offset, abatement, demand or deduction, Minimum Rent, Percentage Rent and Additional Rent, during the Term, as herein provided.

                  3.1.1 Minimum Rent. Tenant shall pay Minimum Rent in equal monthly installments, in advance, on the first day of each and every calendar month during the Term. Minimum Rent for any partial month shall be pro-rated on a daily basis.

                  3.1.2  Percentage Rent.

                  (a) Amount. Commencing June 1, 2000, for each Fiscal Year during the Term, Tenant shall pay to Landlord, as additional rent, percentage rent ("Percentage Rent") in an amount equal to three percent (3%) of Excess Net Patient Revenues for such Fiscal Year. Percentage Rent shall be calculated and paid quarterly in arrears on the basis of cumulative Excess Net Patient Revenues as the last day of each quarter occurring during the applicable Fiscal Year, less the Percentage Rent, if any, previously paid to Landlord for such Fiscal Year.

                  (b) Payment of Percentage Rent. Tenant shall calculate and deliver Percentage Rent to Landlord within forty-five (45) days after the end of each quarter of any Fiscal Year (or, in the case of the final quarter in any Fiscal Year, ninety (90) days thereafter), together with an Officer's Certificate, setting forth the calculation of Percentage Rent for such quarter.

                  (c) Reconciliation of Additional Rent. Within ninety (90) days after the end of each Fiscal Year, Tenant shall deliver to Landlord an Officer's Certificate, together with certified audits with respect to Net Patient Revenues for the Facility and the facilities leased under the Other Leases, in form and substance reasonably satisfactory to Landlord, of Tenant's financial operations prepared by accountants reasonably satisfactory to Landlord, setting forth the Net Patient Revenues and Excess Net Patient Revenues for the immediately preceding Fiscal Year, together with such additional information with respect thereto as Landlord may reasonably request.

                  If the Percentage Rent for any Fiscal Year as shown in the applicable Officer's Certificate and accompanying financial statements is less than the amount previously paid with respect thereto, Landlord shall, at Landlord's option, refund any excess payment to Tenant or grant Tenant a credit against the next due payment of Percentage Rent in the amount of such difference. If the Percentage Rent for any Fiscal Year as shown in the applicable Officer's Certificate exceeds the amount previously paid with respect thereto, Tenant shall pay such excess to Landlord at such time as such Officer's Certificate is delivered.

                  Any difference between the Percentage Rent for any Fiscal Year as shown in such Officer's Certificate and the total amount of quarterly payments for such Fiscal Year previously paid, whether in favor of Landlord or Tenant, shall bear interest at the Base Rate, which interest shall accrue from the close of such Fiscal Year until the amount of such difference shall be paid or otherwise discharged.

                  A final reconciliation of Percentage Rent, taking into account among other relevant adjustments, any contractual allowances which are accrued after the expiration or sooner termination of this Lease, but which related to Net Patient Revenues accrued prior to such termination, and Tenant's good faith best estimate of the amount of any unresolved contractual allowances shall be made not later than two (2) years after such termination and Tenant shall advise Landlord within sixty (60) days after such termination of Tenant's best estimate at that time of the approximate amount of such adjustments, which estimate shall not be binding on Tenant.

                  (d) Confirmation of Percentage Rent. Tenant shall utilize, or cause to be utilized, an accounting system for the conduct of its business at the Leased Property in accordance with its usual and customary practices and in accordance with generally accepted accounting principles, consistently applied, which will accurately record all Net Patient Revenues, and shall employ independent accountants reasonably acceptable to Landlord, and Tenant shall retain, for at least four (4) years after the expiration of each Fiscal Year (and in any event until the final reconciliation described in subparagraph (c) above for such Fiscal Year has been made), reasonably adequate records conforming to such accounting system showing all Net Patient Revenues for such Fiscal Year. Landlord, at its own expense, except as provided below, shall have the right, from time to time by its accountants or representatives, to audit the information set forth in the Officer's Certificate referred to in subparagraph (b) above and, in connection with such audit, to examine Tenant's records with respect thereto (including supporting data and sales and excise tax returns), subject to any prohibitions or limitations on disclosure of any such data under applicable law or regulations, including, without limitation, any duly enacted "Patients' Bill of Rights" or similar legislation and such other limitations as may be necessary to preserve the confidentiality of the Facility- patient relationship and the physician-patient privilege. If any such audit shall disclose a deficiency in the payment of Percentage Rent and either Tenant agrees with the result of such audit or the matter is otherwise determined or compromised, Tenant shall forthwith pay to Landlord the amount of the deficiency, as finally agreed or determined, together with interest thereon at the Base Rate. If any such audit discloses that the Net Patient Revenues actually received by Tenant for any Fiscal Year exceed those reported by Tenant by more than three percent (3%), Tenant shall pay the reasonable cost of such audit. Any proprietary information obtained by Landlord pursuant to the provisions of this section shall be treated as confidential, except such information may be used, subject to appropriate confidentiality safeguards, in any litigation between the parties and Landlord may disclose such information to prospective purchasers or lenders.

                  3.1.3 Additional Rent. In addition to the Minimum Rent and Percentage Rent, Tenant shall pay and discharge as and when due and payable all other amounts, liabilities, obligations and Impositions which Tenant assumes or agrees to pay under this Lease (collectively, "Additional Rent"), including, but not limited to the following:

                  (a)  Impositions.  Subject to Article 8, Tenant  shall pay, or cause to be paid, all Impositions before any fine, penalty, interest or cost may be added for non-payment, such payments to be made directly to the taxing authorities where feasible, and shall promptly, upon request, furnish to Landlord copies of official receipts or other satisfactory proof evidencing such payments. If any such Imposition may, at the option of the taxpayer, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Tenant may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and, in such event, shall pay such installments during the Term as the same become due and before any fine, penalty, premium, further interest or cost may be added thereto. Landlord, at its expense, shall, to the extent required or permitted by applicable law, prepare and file all tax returns in respect of Landlord's net income, gross receipts, sales and use, single business, transaction privilege, rent, ad valorem, franchise taxes and taxes on its capital stock, and Tenant, at its expense, shall, to the extent required or permitted by applicable laws and regulations, prepare and file all other tax returns and reports in respect of any Imposition as may be required by governmental authorities. If any refund shall be due from any taxing authority in respect of any Imposition paid by Tenant, the same shall be paid over to or retained by Tenant if no Default or Event of Default shall have occurred and be continuing. Landlord and Tenant shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports. In the event governmental authorities classify any property covered by this Lease as personal property, Tenant shall file all personal property tax returns in such jurisdictions where it may legally so file. Each party shall, to the extent it possesses the same, provide the other, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property. Where Landlord is legally required to file personal property tax returns, Landlord shall provide Tenant with copies of assessment notices in sufficient time for Tenant to file a protest. All Impositions assessed against such personal property shall be (irrespective of whether Landlord or Tenant shall file the relevant return) paid by Tenant not later than thirty (30) days prior to the last date on which the same may be made without interest or penalty. If the provisions of any Facility Mortgage requires deposits on account of Impositions to be made with such Facility Mortgagee, provided the Facility Mortgagee has not elected to waive such provision, Tenant shall either pay Landlord the monthly amounts required and Landlord shall transfer such amounts to such Facility Mortgagee or, pursuant to written direction by Landlord, Tenant shall make such deposits directly with such Facility Mortgagee.

                  Landlord shall give prompt written notice to Tenant of all Impositions payable by Tenant hereunder of which Landlord at any time has knowledge; provided, however, Landlord's failure to give any such notice shall in no way diminish Tenant's obligation hereunder to pay such Impositions.

                  Impositions imposed in respect of the tax-fiscal period during which the Term commences and/or terminates shall be prorated between Landlord and Tenant, whether or not such Imposition is imposed before or after such termination.

                  (b) Utility Charges. Tenant shall pay or cause to be paid all charges for electricity, power, gas, oil, water and other utilities used at the Leased Property during the Term.

                  (c) Insurance Premiums. Tenant shall pay or cause to be paid all premiums for the insurance coverage required to be maintained pursuant to Article 9.

                  (d) Other Charges. Tenant shall pay or cause to be paid all other amounts, liabilities and obligations which Tenant assumes or agrees to pay under this Lease.

         3.2 Late Payment of Rent. If any installment of Minimum Rent, Percentage Rent or Additional Rent (but only as to those items of Additional Rent which are payable directly to Landlord) shall not be paid when due, Tenant shall pay Landlord, on demand, as Additional Rent, a late charge (to the extent permitted by law) computed, during the first ten (10) days such payment is delinquent at the greater of the Base Rate and eleven and one-half percent (11.5%) per annum and, thereafter, at the Overdue Rate, on the amount of such installment, from the date such installment was due until the date paid. To the extent that Tenant pays any Additional Rent directly to Landlord pursuant to any requirement of this Lease, Tenant shall be relieved of its obligation to pay such Additional Rent to the entity to which they would otherwise be due.

         In the event of any failure by Tenant to pay any Additional Rent when due, Tenant shall promptly pay and discharge, as Additional Rent, every fine, penalty, interest and cost which may be added for non-payment or late payment of such items. Landlord shall have all legal, equitable and contractual rights, powers and remedies provided either in this Lease or by statute or otherwise in the case of non-payment of the Additional Rent as in the case of non-payment of the Minimum Rent.

         3.3 Net Lease. The Rent shall be absolutely net to Landlord, so that this Lease shall yield to Landlord the full amount of the installments of Minimum Rent, Percentage Rent and Additional Rent throughout the Term, subject to any other provisions of this Lease which expressly provide for adjustment or abatement of Rent or other charges.

         3.4 No Termination, Abatement, Etc. Except as otherwise specifically provided in this Lease, Tenant, to the maximum extent permitted by law, shall remain bound by this Lease in accordance with its terms and shall neither take any action without the consent of Landlord to modify, surrender or terminate the same, nor seek, nor be entitled to any abatement, deduction, deferment or reduction of the Rent, or set-off against the Rent, nor shall the respective obligations of Landlord and Tenant be otherwise affected by reason of (a) any damage to, or destruction of, the Leased Property or any portion thereof from whatever cause or any Condemnation; (b) the lawful or unlawful prohibition of, or restriction upon Tenant's use of the Leased Property, or any portion thereof, or the interference with such use by any Person or by reason of eviction by paramount title; (c) any claim which Tenant may have against Landlord by reason of any Landlord Default; (d) any bankruptcy, insolvency, reorganization,
composition,  readjustment,   liquidation,  dissolution,  winding  up
or other proceedings affecting Landlord or any assignee or transferee of Landlord; or (e) for any other cause whether similar or dissimilar to any of the foregoing. Tenant hereby waives all rights arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law to modify, surrender or terminate this Lease or quit or surrender the Leased Property or any portion thereof or which may entitle Tenant to any abatement, reduction, suspension or deferment of the Rent or other sums payable or other obligations to be performed by Tenant hereunder, except as otherwise specifically provided in this Lease. The obligations of Landlord and Tenant hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease.


                                    ARTICLE 4

                           USE OF THE LEASED PROPERTY

         4.1      Permitted Use.

                  4.1.1 Primary Intended Use. Tenant shall continuously use or cause to be used the Leased Property as a nursing home or subacute facility and/or other facility offering any higher level health care services and for such other uses as may be necessary or incidental thereto (the particular use to which the Leased Property is put at any particular time, its "Primary Intended Use"). Tenant shall not use the Leased Property or any portion thereof for other than its Primary Intended Use without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed; provided, however, that such consent shall not be deemed to be unreasonably withheld if, in the reasonable opinion of Landlord, the proposed use will significantly alter the character or purpose or detract from the value or operating efficiency of the Leased Property or significantly impair the revenue-producing capability of the Leased Property or adversely affect the ability of Tenant to comply with this Lease. No use shall be made or permitted to be made of the Leased Property and no acts shall be done thereon which will cause the cancellation of any insurance policy covering the Leased Property or any part thereof, nor shall Tenant sell or otherwise provide to residents or patients therein, or permit to be kept, used or sold in or about the Leased Property, or any portion thereof, any article which may be prohibited by law or by the standard form of fire insurance policies, or any other insurance policies required to be carried hereunder, or fire underwriter's regulations.

                  4.1.2 Necessary Approvals. Tenant shall proceed with all due diligence and exercise best efforts to obtain and maintain all approvals necessary to use and operate the Leased Property and the Facility for the Primary Intended Use under applicable local, state and federal law and, without limiting the generality of the foregoing, shall use its best efforts to maintain appropriate certifications for reimbursement licensure.

                  4.1.3 Continuous Operation, Etc. Tenant shall use its best efforts to operate continuously the Leased Property as a provider of health care services in accordance with the Primary Intended Use. Tenant shall not take, or omit to take, any action, the taking or omission of which may materially impair the value or the usefulness of the Leased Property for the Primary Intended Use.

                  4.1.4 Lawful Use, Etc. Tenant shall not use or suffer or permit the use of the Leased Property and Tenant's Personal Property for any unlawful purpose. Tenant shall not commit or suffer to be committed any waste on the Leased Property or the Facility, nor shall Tenant cause or permit any nuisance thereon or therein. Tenant shall neither suffer nor permit the Leased Property or any portion thereof, including any Capital Addition, whether or not financed by Landlord, or Tenant's Personal Property, to be used in such a manner as might reasonably tend to impair Landlord's (or Tenant's, as the case may be) title thereto or to any portion thereof, or may reasonably make possible any claim for adverse usage or adverse possession by the public, as such, or of implied dedication of the Leased Property or any portion thereof.

         4.2 Compliance with Legal and Insurance Requirements, Instruments, Etc. Subject to the provisions of Article 8, Tenant, at its sole expense, shall promptly (i) comply with all Legal Requirements and Insurance Requirements in respect of the use, operation, maintenance, repair, alteration and restoration of the Leased Property and Tenant's Personal Property, and (ii) procure, maintain and comply with all appropriate licenses, certificates of need, permits, provider agreements and other authorizations required for any use of the Leased Property and Tenant's Personal Property then being made, and for the proper erection, installation, operation and maintenance of the Leased Property or any part thereof, including, without limitation, any Capital Additions.

         4.3 Compliance with Medicaid and Medicare Requirements. Tenant shall, at its sole cost and expense, make whatever improvements (capital or ordinary) as are required to conform the Leased Property to such standards as may, from time to time, be required by Federal Medicare (Title 18) or Medicaid (Title 19) skilled and/or intermediate care nursing programs, if applicable, or any other applicable programs or legislation, or capital improvements required by any other governmental agency having jurisdiction over the Leased Property as a condition of the continued operation of the Leased Property for the Primary Intended Use.

         4.4 Environmental Matters. Tenant shall not store, spill upon, dispose of or transfer to or from the Leased Property any Hazardous Substance, except that Tenant may store, transfer and dispose of Hazardous Substances in compliance with all Environmental Laws. Tenant shall maintain the Leased Property at all times free of any Hazardous Substance (except such Hazardous Substances as are maintained in compliance with all Environmental Laws). Tenant shall promptly: (a) notify Landlord in writing of any change in the nature or extent of such Hazardous Substances maintained, (b) transmit to Landlord a copy of any report which is required to be filed with respect to the Leased Property pursuant to any Environmental Law, (c) transmit to Landlord copies of any citations, orders, notices or other governmental communications received by Tenant or its agents or representatives with respect thereto (collectively, "Environmental Notice"), (d) observe and comply with any and all Environmental Laws relating to the use, maintenance and disposal of Hazardous Substances and all orders or directives from any official, court or agency of competent jurisdiction relating to the use or maintenance or requiring the removal, treatment, containment or other disposition thereof, and (e) pay or otherwise dispose of any fine, charge or Imposition related thereto, unless Tenant shall contest the same in accordance with Article 8.

         If at any time prior to the termination of this Lease, Hazardous Substances are discovered on the Leased Property, Tenant hereby agrees to take all actions, and to incur any and all expenses, as may be reasonably necessary and as may be required by any municipal, State or Federal agency or other governmental entity or agency having jurisdiction thereof, (a) to clean up and remove from and about the Leased Property all Hazardous Substances thereon, (b) to contain and prevent any further release or threat of release of Hazardous Substances on or about the Leased Property and (c) to eliminate any further release or threat of release of Hazardous Substances on or about the Leased Property.

         Tenant shall indemnify and hold harmless Landlord and each Facility Mortgagee from and against all liabilities, obligations, claims, damages, penalties, costs and expenses (including, without limitation, reasonable attorney's fees and expenses) imposed upon, incurred by or asserted against any of them by reason of any failure by Tenant or any Person claiming under Tenant to perform or comply with any of the terms of this Section 4.4.

                                    ARTICLE 5

                          MAINTENANCE AND REPAIRS, ETC.

         5.1 Maintenance and Repair.

                  5.1.1 Tenant's Obligations. Tenant shall, at its sole cost and expense, keep the Leased Property and all private roadways, sidewalks and curbs appurtenant thereto (and Tenant's Personal Property) in good order and repair, reasonable wear and tear excepted, (whether or not the need for such repairs occurs as a result of Tenant's use, any prior use, the elements or the age of the Leased Property or Tenant's Personal Property, or any portion thereof), and shall promptly make all necessary and appropriate repairs and replacements thereto of every kind and nature, whether interior or exterior, structural or nonstructural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the commencement of the Term (concealed or otherwise). All repairs shall be at least equivalent in quality to the original work.

                  5.1.2 Landlord's Obligations. Landlord shall not, under any circumstances, be required to build or rebuild any improvement on the Leased Property, or to make any repairs, replacements, alterations, restorations or renewals of any nature or description to the Leased Property, whether ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto, in connection with this Lease, or to maintain the Leased Property in any way, except as specifically provided herein. Tenant hereby waives, to the extent permitted by law, the right to make repairs at the expense of Landlord pursuant to any law in effect at the time of the execution of this Lease or hereafter enacted. Landlord shall have the right to give, record and post, as appropriate, notices of nonresponsibility under any mechanic's lien laws now or hereafter existing.

         5.2 Capital Expenditure Cost Sharing. Replacement of or major repairs to all structural or mechanical systems shall be undertaken by Tenant, at its sole cost and expense in the exercise of its reasonable business judgment, pursuant to and in accordance with plans and specifications approved in advance by Landlord; provided, however, that if the useful life of any improvement or repair for which a Capital Expenditure is made extends beyond the termination of the Term (other than any early termination resulting from the occurrence of an Event of Default), provided Tenant shall have obtained Landlord's prior written consent with respect to the making thereof, the cost of such replacement or repair shall be apportioned between Landlord and Tenant so that Landlord shall pay for that portion of the useful life of such item occurring on or after such termination date. Landlord shall have no obligation to reimburse Tenant for

Landlord's share of the cost of such replacement or repair until the date of the termination of this Lease. Notwithstanding the foregoing, Landlord agrees to make any such payment to Tenant within sixty (60) days after Tenant's written request therefor.

         5.3 Tenant's Personal Property. Tenant may (and shall as provided hereinbelow), at its expense, install, affix or assemble or place on any parcels of the Land or in any of the Leased Improvements, any items of Tenant's Personal Property, and Tenant may, subject to the conditions set forth below, remove the same upon the expiration or sooner termination of the Term. Tenant shall provide and maintain during the entire Term all such Tenant's Personal Property as shall be necessary in order to operate the Facility in compliance with all licensure and certification requirements, applicable Legal Requirements and Insurance Requirements and otherwise in accordance with customary practice in the industry for the Primary Intended Use. All of Tenant's Personal Property not removed by Tenant on or prior to the expiration or earlier termination of this Lease shall be considered abandoned by Tenant and may be appropriated, sold, destroyed or otherwise disposed of by Landlord without the necessity of first giving notice thereof to Tenant, without any payment to Tenant and without any obligation to account therefor. Tenant shall, at its expense, restore the Leased Property to the condition required by Section 5.4, including repair of all damage to the Leased Property caused by the removal of Tenant's Personal Property, whether effected by Tenant or Landlord.

         If Tenant uses any item of tangible personal property (other than motor vehicles) on, or in connection with, the Leased Property which belongs to anyone other than Tenant, Tenant shall use its best efforts to require the agreement permitting such use to provide that Landlord or its designee may assume Tenant's rights under such agreement upon management of the Facility by Landlord or its designee.

         5.4 Yield Up. Upon the expiration or sooner termination of this Lease, Tenant shall vacate and surrender the Leased Property to Landlord in the condition in which the Leased Property was on the Commencement Date, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Lease, ordinary wear and tear excepted.

         In addition, upon the expiration or earlier termination of this Lease, Tenant shall, at Landlord's reasonable cost and expense, use its best efforts to transfer to and cooperate with Landlord or Landlord's nominee in connection with the processing of all applications for licenses, operating permits and other governmental authorizations and all contracts, including, contracts with governmental or quasi-governmental entities, which may be necessary for the operation of the Facility. If requested by Landlord, Tenant shall continue to manage the Facility after the  termination  of this Lease and for so long  thereafter  as is  necessary to obtain all necessary licenses, operating permits and other governmental authorizations, on such reasonable terms (which shall include an agreement to reimburse Tenant for its reasonable out-of-pocket costs and expenses and reasonable administrative costs) as Landlord shall request.

         5.5 Encroachments, Restrictions, Etc. If any of the Leased Improvements shall, at any time, encroach upon any property, street or right-of-way adjacent to the Leased Property, or shall violate the agreements or conditions contained in any lawful restrictive covenant or other agreement affecting the Leased Property, or any part thereof, or shall impair the rights of others under any easement or right-of-way to which the Leased Property is subject, upon the request of Landlord or of any person affected by any such encroachment, violation or impairment, Tenant shall, at its sole cost and expense, subject to its right to contest the existence of any encroachment, violation or impairment and in such case, in the event of an adverse final determination, either (a) obtain, in form and substance satisfactory to Landlord, valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Landlord or Tenant, or (b), subject to Landlord's approval (which shall not be unreasonably withheld or delayed), make such changes in the Leased Improvements and take such other actions, as Tenant, in the good faith exercise of its judgment, deems reasonably practicable, to remove such encroachment, and to end such violation or impairment, including, if necessary, the alteration of any of the Leased Improvements and, in any event, take all such actions as may be necessary in order to ensure the continued operation of the Leased Improvements for the Primary Intended Use substantially in the manner and to the extent the Leased Improvements were operated prior to the assertion of such violation, impairment or encroachment. Any such alteration shall be made in conformity with the applicable requirements of this Article 5. Tenant's obligations under this
Section 5.5 shall be in addition to and shall in no way discharge or diminish any obligation of any insurer under any policy of title or other insurance and Tenant shall be entitled to a credit for any sums recovered by Landlord under any such policy of title or other insurance.


                                    ARTICLE 6

                             CAPITAL ADDITIONS, ETC.

         6.1 Construction of Capital Additions to the Leased Property. Provided no Default or Event of Default shall have occurred and be continuing, Tenant shall have the right, subject to obtaining Landlord's prior written consent (which consent shall not be unreasonably withheld or delayed), upon and subject to the terms and conditions set forth below, to construct or install Capital Additions on the Leased Property. Landlord's consent shall not be deemed to be unreasonably withheld if such Capital Addition will significantly alter the character or purpose or detract from the value or operating efficiency or the revenue-producing capability of the Leased Property, or adversely affect the ability of Tenant to comply with this Lease. Any withholding of consent shall be express and shall be effected within thirty (30) days after receipt by Landlord of such documents or information as Landlord may reasonably require, notice of which requirements shall be sent to Tenant within thirty (30) days after Tenant's request. Failure to give notice of the withholding of such consent within such thirty (30) day period shall be deemed approval. Prior to commencing construction of any Capital Addition, Tenant shall submit to Landlord, in writing, a proposal setting forth, in reasonable detail, any proposed Capital Addition and shall provide Landlord with such plans and specifications, permits, licenses, contracts and other information concerning the proposed Capital Addition as Landlord may reasonably request. Without limiting the generality of the foregoing, such proposal shall indicate the approximate projected cost of constructing such Capital Addition, the use or uses to which it will be put and a good faith estimate of the change, if any, in the Net Patient Revenues that Tenant anticipates will result from such Capital Addition. Prior to commencing construction of any Capital Addition, Tenant shall request in writing that Landlord provide funds to pay for such Capital Addition. If, within sixty (60) days after receipt of such request, Landlord shall not elect to provide such financing on terms reasonably acceptable to Tenant (and, for purposes of this Section 6.1, the failure of Landlord to respond within such 60 day period shall be deemed an election not to provide such funding), the provisions of Section
6.2 shall apply. Landlord's notice of its election to provide such financing shall set forth the terms and conditions of such proposed financing, including the terms of any amendment to this Lease (including, without limitation, an increase in Minimum Rent to compensate Landlord for the additional funds advanced). In no event shall the portion of the projected Capital Additions Cost comprised of land, if any, materials, labor charges and fixtures be less than eighty percent (80%) of the total amount of such cost. Tenant may withdraw its request by written notice to Landlord at any time before Tenant's written acceptance of Landlord's terms and conditions. If Landlord declines to finance a Capital Addition or if Landlord's proposed financing terms are unacceptable to Tenant, Tenant may solicit and negotiate a commitment for such financing from another Person, provided Landlord shall approve all the terms and conditions of such financing (which approval shall not be unreasonably withheld or delayed). If Landlord shall finance the proposed Capital Addition, Tenant shall pay to Landlord, as Additional Rent, all reasonable costs and expenses paid or incurred by Landlord and any Lending Institution which has committed to provide financing for such Capital Addition to Landlord in connection therewith, including, but not limited to, (a) the reasonable attorneys' fees and expenses,
(b) all printing expenses, (c) all filing, registration and recording taxes and fees, (d) documentary stamp taxes, (e) title insurance charges, appraisal fees, and rating agency fees, and (f) commitment fees.

         No Capital Addition shall be made which would tie in or connect any Leased Improvement or any Leased Property with any other improvements on property adjacent to such Leased Property (and not part of the Land) including, without limitation, tie-ins of buildings or other structures or utilities, unless Tenant shall have obtained the prior written approval of Landlord, which approval may be withheld by Landlord in Landlord's sole discretion. Any Capital Additions shall, upon the expiration or sooner termination of this Lease, become the property of Landlord, free and clear of all encumbrances, subject to the provisions of Section 6.2.

         6.2 Capital Additions Financed by Tenant. Provided that Tenant has obtained the prior written consent of Landlord in each instance (which approval shall not be unreasonably withheld or delayed), Tenant may arrange for financing for Capital Additions from third party lenders; provided, however that (i) the terms and conditions of any such financing shall be subject to the prior approval of Landlord and (ii) any security interests in any property of Tenant, including, without limitation, the Leased Property, shall be expressly and fully subordinated to this Lease and to the interest of Landlord in the Leased Property and to the rights of any Facility Mortgagee. If, pursuant to the provisions of this Lease, Tenant provides or arranges financing with respect to any Capital Addition, this Lease shall be and hereby is amended to provide as follows:

                  (a) Upon completion of any such Capital Addition, Net Patient Revenues attributable to such Capital Addition shall be excluded from Net Patient Revenues of the Leased Property for purposes of calculating Percentage Rent. The Net Patient Revenues attributable to any such Capital Addition shall be deemed to be an amount (the "Added Value Percentage") which bears the same proportion to the total Net Patient Revenues from the entire Leased Property (including all Capital Additions) as the Fair Market Added Value of such Capital Addition bears to the Fair Market Value of the entire Leased Property (including all Capital Additions) immediately after completion of such Capital Addition. The Added Value Percentage for Capital Additions financed by Tenant shall remain in effect until any subsequent Capital Addition financed by Tenant is completed.

                  (b) There shall be no adjustment in the Minimum Rent by reason of any such Capital Addition.

                  (c) Upon the expiration or earlier termination of this Lease (but if this Lease is terminated by reason of an Event of Default, only after Landlord is fully compensated for all damages resulting therefrom), Landlord shall compensate Tenant for all Capital Additions financed by Tenant in any of the following ways determined in Landlord's sole discretion:

           (i) By purchasing such Capital Additions from Tenant for cash in the amount of the then Fair Market Added Value of such Capital Additions;

          (ii) By purchasing such Capital Additions from Tenant by delivering to Tenant Landlord's purchase money promissory note in the amount of the Fair Market Added Value, which note shall be due and payable as to both principal and interest on the second anniversary of the making thereof, shall be on then commercially reasonable terms and shall be secured by a mortgage on the Leased Property and such Capital Additions subject to all existing mortgages and encumbrances on the Leased Property and such Capital Additions at the time of such purchase;

         (iii) By assigning to Tenant the right to receive an amount equal to the Added Value Percentage (determined as of the date of the expiration or earlier termination of this Lease) of all rent and other consideration receivable by Landlord under any re-letting or other disposition of the Leased Property and such Capital Additions, after deducting from such rent all costs and expenses incurred by Landlord in connection with such re-letting or other disposition of the Leased Property and such Capital Additions and all costs and expenses of operating and maintaining the Leased Property and such Capital Additions during the term of any such new lease which are not borne by the tenant thereunder, with the provisions of this
                  Section 6.2(c) to remain in effect until the sale or other final disposition of the Leased Property and such Capital Additions, at which time the Fair Market Added Value of such Capital Addition shall be immediately due and payable, such obligation to be secured by a mortgage on the Leased Property and such Capital Additions, subject to all existing mortgages and encumbrances on the Leased Property at the time of such purchase and assignment; or

          (iv) By making such other arrangement regarding such compensation as shall be mutually acceptable to Landlord and Tenant.

         6.3 Information Regarding Capital Additions. Regardless of the source of financing of any proposed Capital Addition, Tenant shall provide Landlord with such information as Landlord may from time to time reasonably request with respect to such Capital Addition, including, without limitation, the following:

                  (a)  Evidence  that such  Capital  Addition  will be, and upon completion has been, completed in compliance with the applicable requirements of State and federal law with respect to capital expenditures for nursing facilities;

                  (b) Upon completion of such Capital Addition, a copy of the certificate of occupancy for the Facility updated, if required;

                  (c) Such information, certificates, licenses, permits or other documents necessary to confirm that Tenant will be able to use the Capital Addition upon completion thereof in accordance with the Primary Intended Use, including all required federal, State or local government licenses and approvals;

                  (d) An Officer's Certificate and a certificate from Tenant's architect setting forth, in reasonable detail, the projected (or actual, if available) Capital Additions Cost and invoices and lien waivers from Tenant's contractors for such work;

                  (e) A deed conveying to Landlord title to any land acquired for the purpose of constructing the Capital Addition free and clear of any liens or encumbrances, except those approved by Landlord and, upon completion of the Capital Addition, a final as-built survey thereof reasonably satisfactory to Landlord;

                  (f) Endorsements to any outstanding policy of title insurance covering the Leased Property or commitments therefor, satisfactory in form and substance to Landlord, (i) updating the same without any additional exceptions except as approved by Landlord, and (ii) increasing the coverage thereof by an amount equal to the Fair Market Value of the Capital Addition (except to the extent covered by the owner's policy of title insurance referred to in subparagraph (g) below);

                  (g) If appropriate, (i) an owner's policy of title insurance insuring fee simple title to any land conveyed to Landlord pursuant to subparagraph (e) above, free and clear of all liens and encumbrances, except those approved by Landlord, and
         (ii) a lender's policy of title insurance, reasonably satisfactory in form and substance to Landlord and the Lending Institution advancing any portion of the Capital Additions Cost;

                  (h) An appraisal of the Leased Property by a Qualified Appraiser, acceptable to Landlord, and an Officer's Certificate stating that the value of the Leased Property upon completion of the Capital Addition exceeds the Fair Market Value thereof prior to the commencement of such Capital Addition by an amount not less than 80% of the Capital Additions Cost; and

                  (i) Prints of architectural and engineering drawings relating to such Capital Addition and such other certificates, documents, opinions of counsel, appraisals, surveys, certified copies of duly adopted resolutions of the board of directors of Tenant authorizing the execution and delivery of any lease amendment or other instruments reasonably required by Landlord and any Lending Institution advancing or reimbursing Tenant for any portion of the Capital Additions Cost.

         6.4 Non-Capital Additions. Tenant shall have the right, at Tenant's sole cost and expense, to make additions, modifications or improvements to the Leased Property which are not Capital Additions ("Non-Capital Additions") from time to time as Tenant, in its reasonable discretion, may deem desirable for the Primary Intended Use, provided that such action will not adversely alter the character or purpose or detract from the value, operating efficiency or revenue-producing capability of the Leased Property, or adversely affect the ability of Tenant to comply with the provisions of this Lease. All such Non-Capital Additions shall, upon expiration or earlier termination of this Lease, become the property of Landlord, free and clear of all encumbrances other than Permitted Encumbrances.

         6.5 Salvage. All materials which are scrapped or removed in connection with the making of either Capital Additions or repairs required by Article 5 shall be the property of the party paying or providing the financing for such work.


                                    ARTICLE 7

                                      LIENS

         7.1 Liens. Subject to Article 8, Tenant shall not, directly or indirectly, create or allow to remain and shall promptly discharge, at its expense, any lien, encumbrance, attachment, title retention agreement or claim upon the Leased

Property or any attachment, levy, claim or encumbrance in respect of the Rent, other than (a) this Lease, (b) the Permitted Encumbrances, (c) restrictions, liens and other encumbrances which are consented to in writing by Landlord, (d) liens for those taxes of Landlord which Tenant is not required to pay hereunder,
(e) subleases permitted by Article 17, (f) liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as (i) the same are not yet payable, or (ii) are payable without fine or penalty and such liens are being contested in accordance with Article 8, (g) liens of mechanics, laborers, materialmen, suppliers or vendors for sums disputed, provided that (i) the payment of such sums shall not be postponed under any related contract for more than sixty (60) days after the completion of the action giving rise to such lien and a reserve or another appropriate provision as shall be required by law or generally accepted accounting principles shall have been made therefor, and (ii) any such liens are being contested in accordance with Article 8, and (h) any liens which are the responsibility of Landlord pursuant to Article 21.

         7.2 Landlord's Lien. In addition to any statutory landlord's lien and in order to secure payment of the Rent and all other sums payable hereunder by Tenant, and to secure payment of any loss, cost or damage which Landlord may suffer by reason of Tenant's breach of this Lease, Tenant hereby grants unto Landlord a security interest in and an express contractual lien upon Tenant's Personal Property (except motor vehicles sold from time to time in the ordinary course of Tenant's operations), and all ledger sheets, files, records, documents and instruments (including, without limitation, computer programs, tapes and related electronic data processing) relating to the operation of the Facility (collectively, the "Records") and all proceeds therefrom; and Tenant's Personal Property shall not be removed from the Leased Property without the Landlord's prior written consent, unless no Default or Event of Default shall have occurred and be continuing.

         Upon Landlord's request, Tenant shall execute and deliver to Landlord security agreements and financing statements in form sufficient to perfect the security interests of Landlord in Tenant's Personal Property and the proceeds thereof in accordance with the provisions of the applicable laws of the State and otherwise in form and substance reasonably satisfactory to Landlord. Tenant hereby grants Landlord an irrevocable limited power of attorney, coupled with an interest, to execute all such financing statements in Tenant's name, place and stead. The security interest herein granted is in addition to any statutory lien for the Rent.

         Landlord agrees, at Tenant's request, to execute such documents as Tenant may reasonably require to subordinate the lien granted pursuant to this
Section 7.2 in Tenant's  Personal

Property (but not the Records) to the lien of any Person providing purchase money financing with respect thereto.

         7.3 Mechanic's Liens. Except as permitted with respect to Capital Additions, nothing contained in this Lease and no action or inaction by Landlord shall be construed as (a) constituting the consent or request of Landlord, expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to the Leased Property or any part thereof, or (b) giving Tenant any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Landlord in respect thereof or to make any agreement that may create, or in any way be the basis for any right, title, interest, lien, claim or other encumbrance upon the Leased Property, or any portion thereof.


                                    ARTICLE 8

                               PERMITTED CONTESTS

         Tenant shall have the right to contest the amount or validity of any Imposition, Legal Requirement, Insurance Requirement, lien, attachment, levy, encumbrance, charge or claim (collectively "Claims") by appropriate legal proceedings conducted in good faith and with due diligence, provided that (a) the foregoing shall in no way be construed as relieving, modifying or extending Tenant's obligation to pay any Claims as finally determined or prior to the time the Leased Property may be sold in satisfaction thereof, (b) such contest shall not cause Landlord or Tenant to be in default under any mortgage or deed of trust encumbering the Leased Property or any interest therein or result in or reasonably be expected to result in a lien attaching to the Leased Property, and
(c) Tenant shall indemnify and hold harmless Landlord from and against any cost, claim, damage, penalty or expense, including reasonable attorneys' fees, incurred by Landlord in connection therewith or as a result thereof. Upon Landlord's request, Tenant shall either (a) provide a bond or other assurance reasonably satisfactory to Landlord that all Claims which may be assessed against the Leased Property, together with all interest and penalties thereon will be paid, or (b) deposit within the time otherwise required for payment with a bank or trust company, as trustee, as security for the payment of such Claims, an amount sufficient to pay the same, together with interest and penalties in connection therewith and all Claims which may be assessed against or become a Claim against the Leased Property, or any part thereof, in connection with any such contest. Tenant shall furnish Landlord and any

Facility Mortgagee with reasonable evidence of such deposit within five (5) days after request therefor. Landlord agrees to join in any such proceedings if required legally to prosecute such contest; provided, however, that Landlord shall not thereby be subjected to any liability therefor (including, for the payment of any costs or expenses in connection therewith). Tenant shall be entitled to any refund of any Claims and such charges and penalties or interest thereon which have been paid by Tenant or paid by Landlord and for which Landlord has been fully reimbursed by Tenant. If Tenant shall fail (a) to pay any Claims when due, (b) to provide security therefor as provided in this
Article 8, or (c) to prosecute any such contest diligently and in good faith, Landlord may, upon reasonable notice to Tenant (which notice may be oral and shall not be required if Landlord shall determine the same is not practicable), pay such charges, together with interest and penalties due with respect thereto, and Tenant shall reimburse Landlord therefor, upon demand, as Additional Rent.


                                    ARTICLE 9

                          INSURANCE AND INDEMNIFICATION

         9.1 General Insurance Requirements. Tenant shall at all times during the Term and any other time Tenant shall be in possession of the Leased Property, keep the Leased Property, and all property located in or on the Leased Property, including Tenant's Personal Property, insured against the risks in the amounts as follows:

                  (a) Comprehensive general liability insurance, including bodily injury and property damage (on an occurrence basis and in the broadest form available, including without limitation broad form contractual liability, fire legal liability independent contractor's hazard and completed operations coverage) under which Tenant is named as an insured and Landlord and any Facility Mortgagee (and such others as are in privity of estate with Landlord, as set out in a notice from time to time) are named as additional insureds as their interests may appear, in an amount which shall, at the beginning of the Term, be at least equal to $5,000,000 per occurrence in respect of bodily injury and death and $1,000,000 per occurrence in respect of property damage, and which, from time to time during the Term, shall be for such higher limits, if any, as are customarily carried in the area in which the Leased Property is located at property similar to the Leased Property and used for similar purposes;

                  (b) "All-risk" property insurance on a "replacement cost" basis with the usual extended coverage endorsements covering the Leased Property and Tenant's Personal Property;

                  (c) Business interruption and loss of rental under a rental value insurance policy covering risk of loss during the lesser of the first twelve (12) months of reconstruction or the actual reconstruction period necessitated by the occurrence of any of the hazards described in paragraphs (a) and (b) above, in such amounts as may be customary for comparable properties in the area and in an amount sufficient to prevent Landlord or Tenant from becoming a co-insurer;

                  (d) Claims arising out of malpractice in an amount not less than Five Million Dollars ($5,000,000) for each person and for each occurrence with respect to the Leased Property, provided the same is available at rates which are economically practical in relation to the risk covered, as determined by Tenant and approved by Landlord (it being agreed that, in the event the same is not available at rates which are economically practical in relation to the risks covered, Tenant shall provide such malpractice insurance by means of the maintenance of a program of self insurance, which, in accordance with generally accepted accounting principles consistently applied, satisfies the insurance requirements of this paragraph (d) and, in such event, Tenant shall submit to Landlord such records and other evidence thereof as Landlord may from time to time reasonably request to confirm the maintenance of such a program);

                  (e) Flood (if the Leased Property which is located in whole or in part within a designated flood plain area) and such other hazards and in such amounts as may be customary for comparable properties in the area, provided the same is available at rates which are economically practical in relation to the risks covered, as determined by Tenant and approved by Landlord;

                  (f) Worker's compensation insurance coverage for all persons employed by Tenant on the Leased Property with statutory limits and otherwise with limits of and provisions in accordance with the requirements of applicable local, state and federal law; and

                  (g) Such additional insurance as may be reasonably required, from time to time, by Landlord or any Facility Mortgagee.

         9.2 Waiver of Subrogation. Landlord and Tenant agree that (insofar as and to the extent that such agreement may be effective without invalidating or making it impossible to secure insurance coverage from responsible insurance companies doing business in the State) with respect to any property loss which is covered by insurance then being carried by Landlord or Tenant or would be covered by insurance if insurance were maintained in accordance with the applicable provisions of this Lease, respectively, the party carrying such insurance and suffering said loss releases the other of and from any and all claims with respect to such loss; and they further agree that their respective insurance companies shall have no right of subrogation against the other on account thereof, even though extra premium may result therefrom. In the event that any extra premium is payable by Tenant as a result of this provision, Landlord shall not be liable for reimbursement to Tenant for such extra premium.

         9.3 Form Satisfactory, Etc. All policies of insurance required under this Article 9 shall be written in a form reasonably satisfactory to Landlord and by insurance companies authorized to do business in the State, insurance, which companies shall be reasonably satisfactory to Landlord. All policies of insurance required under this Article 9 shall include no deductible in excess of $250,000 and shall name Landlord and any Facility Mortgagee as additional insureds, as their interests may appear. Losses shall be payable to Landlord or Tenant as provided in Article 10. Any loss adjustment shall require the written consent of Landlord, Tenant and each Facility Mortgagee. Evidence of insurance shall be deposited with Landlord and, if requested, any Facility Mortgagee. If any provisions of any Facility Mortgage requires deposits of premiums for insurance to be made with such Facility Mortgagee, provided that the Facility Mortgagee has not elected to waive such provision, Tenant shall either pay Landlord monthly the amounts required and Landlord shall transfer such amounts to such Facility Mortgagee, or, pursuant to written direction by Landlord, Tenant shall make such deposits directly with such Facility Mortgagee. Tenant shall pay all insurance premiums, and deliver policies or certificates thereof to Landlord prior to their effective date (and, with respect to any renewal policy, ten (10) days prior to the expiration of the existing policy), and in the event Tenant shall fail either to effect such insurance as herein required, to pay the premiums therefor or to deliver such policies or certificates to Landlord at the times required Landlord shall have the right, but not the obligation, to effect such insurance and pay the premiums therefor, which amounts shall be payable to Landlord, upon demand, as Additional Rent, together with interest accrued thereon at the Base Rate from the date such payment is made until the date repaid. All such policies shall provide Landlord (and any Facility Mortgagee, if required by the same) thirty (30) days' prior written notice of any materially alter on, expiration or cancellation of such policy.

         9.4 No Separate Insurance. Tenant shall not take out separate insurance, concurrent in form or contributing in the event of loss with that required by this Article 9 or increase the amount of any existing insurance by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of such insurance, including, Landlord and all Facility Mortgagees, are included therein as additional insureds, and the loss is payable under such insurance in the same manner as losses are payable under this Lease. In the event Tenant shall take out any such separate insurance or increase any of the amounts of the then existing insurance, Tenant shall give Landlord prompt written notice thereof.

         9.5 Indemnification of Landlord. Tenant shall indemnify and hold harmless Landlord from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees), to the maximum extent permitted by law, imposed upon or incurred by or asserted against Landlord by reason of: (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Leased Property or adjoining sidewalks, including, without limitation, any claims of malpractice, (b) any past, present or future use, misuse, non-use, condition, management, maintenance or repair by Tenant or anyone claiming under Tenant of the Leased Property or Tenant's Personal Property or any litigation, proceeding or claim by governmental entities or other third parties to which Landlord is made a party or participant related to the Leased Property or Tenant's Personal Property or such use, misuse, non-use, condition, management, maintenance, or repair thereof including, failure to perform obligations (other than Condemnation proceedings) to which Landlord is made a party, (c) any Impositions (which are the obligations of Tenant to pay pursuant to the applicable provisions of this Lease), and (d) any failure on the part of Tenant or anyone claiming under Tenant to perform or comply with any of the terms of this Lease. Tenant shall pay all amounts payable under this Section
9.5 within ten (10) days after demand therefor, and if not timely paid, such amounts shall bear interest at the overdue rate from the date of determination to the date of payment. Tenant, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Landlord or may compromise or otherwise dispose of the same as Tenant sees fit.

         9.6 Indemnification of Tenant. Landlord shall indemnify and hold harmless Tenant from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses imposed upon or incurred by or asserted against Tenant as a result of the gross negligence or willful misconduct of Landlord.

                                   ARTICLE 10

                                    CASUALTY

         10.1 Insurance Proceeds. All proceeds payable by reason of any loss or damage to the Leased Property and insured under any policy of insurance required by Article 9 shall be paid to Landlord and held in trust by Landlord in an interest-bearing account (subject to the provisions of Section 10.2) and shall be paid out by Landlord from time to time for the reasonable costs of reconstruction or repair of the Leased Property necessitated by damage or destruction. Any excess proceeds of insurance remaining after the completion of the restoration shall be paid to Tenant. In the event neither Landlord nor Tenant is required or elects to restore the Leased Property and this Lease is terminated without purchase or substitution by Tenant pursuant to Section 10.2, all insurance proceeds therefrom shall be retained by Landlord. All salvage resulting from any risk covered by insurance shall belong to Landlord, except any salvage related to Capital Additions paid for by Tenant or Tenant's Personal Property shall belong to Tenant.

         10.2  Reconstruction in the Event of Damage or Destruction.

                  10.2.1 Material Damage or Destruction of Premises. Except as provided in Section 10.8, if, during the Term, the Leased Property shall be totally or partially damaged or destroyed by fire or other casualty and the Facility is thereby rendered Unsuitable for Its Primary Intended Use, Tenant shall, at Tenant's option, exercisable by written notice to Landlord within thirty (30) days after the date of such damage or destruction, elect either (a) to restore the Facility to substantially the same condition as existed immediately before such damage or destruction, or (b) to offer (i) to purchase the Leased Property from Landlord for a purchase price equal to the greater of the Minimum Repurchase Price or the Fair Market Value Purchase Price of the Leased Property immediately prior to such damage or destruction, or (ii) to substitute a new property for the Leased Property in accordance with the provisions of Article 16. Failure of Tenant to give Landlord written notice of any such election within such 30-day period shall be deemed an election by Tenant to restore the Facility. In the event Tenant shall proceed in accordance with clause (b) preceding and Landlord does not accept Tenant's offer to purchase the Leased Property or substitute another property for the Leased Property within thirty (30) days after receipt of Tenant's notice thereof, Tenant may either (a) withdraw such offer and proceed promptly to restore the Facility to substantially the same conditions as existed immediately before the damage or destruction, or (b) terminate this Lease without further liability hereunder and Landlord shall be entitled to retain the insurance proceeds. In the event Tenant shall acquire the Leased Property or substitute a new property therefor, the insurance proceeds payable on account of such damage shall be paid to Tenant.

                  10.2.2  Partial Damage or  Destruction.  Except as provided in
Section 10.8, if, during the Term, all or any portion of the Leased Property shall be totally or partially destroyed by fire or other casualty and the Facility is not thereby rendered Unsuitable for its Primary Intended Use, Tenant shall promptly restore the Facility to substantially the same condition as existed immediately before such damage or destruction; provided, however, that if Tenant cannot, using diligent efforts, obtain all government approvals, including building permits, licenses, conditional use permits and certificates of need, necessary to perform all required repair and restoration and to operate the Facility for its Primary Intended Use in substantially the same manner as existed immediately prior to such damage or destruction within one hundred eighty (180) days after the date of such fire or casualty, Tenant shall, within thirty (30) days thereafter elect, by written notice to Landlord, either (a) to substitute a new property or properties for the Leased Property in accordance with the provisions of Article 16, or (b) purchase the Leased Property for a purchase price equal to the greater of the then Minimum Repurchase Price or the Fair Market Value Purchase Price of the Leased Property immediately prior to such damage or destruction. Failure of Tenant to give such notice within such period shall be deemed an election by Tenant to purchase the Leased Property. Within thirty (30) days after receipt of Tenant's notice, Landlord shall give Tenant written notice as to whether Landlord accepts such offer. Failure of Landlord to give such notice shall be deemed an election by Landlord to accept Tenant's offer. If Landlord shall reject such offer, Tenant shall elect, by written notice to Landlord, given within thirty (30) days thereafter, either (a) to withdraw such offer, in which event this Lease shall remain in full force and effect with and Tenant shall proceed to restore the Facility as soon as reasonably practicable to substantially the same condition as existed immediately before such damage or destruction, or (b) terminate this Lease. Failure of Tenant to give such notice within such period shall be deemed an election by Tenant to restore the Leased Property.

                  In the event Landlord shall accept Tenant's offer to purchase the Leased Property, this Lease shall terminate with respect thereto upon payment of the purchase price. In the event Landlord shall accept Tenant's offer to substitute a new property or properties, this Lease shall be deemed modified to substitute such new property for the Leased Property (effective as of the date of such substitution pursuant to Article 16) and all insurance proceeds pertaining to the Leased Property shall be paid to Tenant. Landlord and Tenant shall promptly execute appropriate instruments to confirm the foregoing, although the failure to do so shall not affect this Lease.

         10.3 Insufficient Insurance Proceeds. If the cost of the repair or restoration exceeds the amount of insurance proceeds received by Landlord pursuant to Article 9, Tenant shall contribute any excess amounts needed to complete such restoration. Such difference shall be paid by Tenant to Landlord and held by Landlord in trust in an interest bearing account, together with any other insurance proceeds, for application to the cost of repair and restoration in accordance with Section 10.4.

         10.4 Disbursement of Proceeds. In the event Tenant is required to restore the Leased Property pursuant to Sections 10.1 or 10.2, Tenant shall, at its sole cost and expense, commence promptly and continue diligently to perform, or cause to be performed, the repair and restoration of the Leased Property so as to restore the Leased Property in full compliance with all Legal Requirements and otherwise in compliance with any other applicable provisions of this Lease, so that the Leased Property shall be at least equal in value and general utility to its general utility and value immediately prior to such damage or destruction. Subject to the terms hereof, Landlord shall advance the insurance proceeds (other than proceeds of business interruption insurance which shall be advanced as provided below) and the amounts paid to it pursuant to Section 10.3 to Tenant regularly during the repair and restoration period so as to permit payment for the cost of such restoration and repair. Any such advances shall be for not less than $50,000 (or such lesser amount as equals the entire balance of the repair and restoration costs) and Tenant shall submit to Landlord a written requisition and substantiation therefor on AIA Forms G702 and G703 (or on such other form or forms as may be acceptable to Landlord). Landlord may, at its option, condition advancement of such insurance proceeds and other amounts on
(i) the absence of any Default or Event of Default, (ii) its approval of plans and specifications of an architect satisfactory to Landlord (which approval shall not be unreasonably withheld or delayed), (iii) general contractors' estimates, (iv) architect's certificates, (v) unconditional lien waivers of general contractors, (vi) evidence of approval by all governmental authorities and other regulatory bodies whose approval is required and (vii) such other certificates as Landlord may, from time to time, reasonably require. Provided no Default or Event of Default has occurred and is continuing, on the first day of each calendar month during which proceeds of business interruption insurance are disbursed to Landlord under the policy of business interruption insurance maintained pursuant to Article 9, Landlord shall disburse proceeds of business interruption insurance received by it to Tenant upon notice from Tenant accompanied by a certification from Tenant that such moneys will be used for costs or expenses of owning or operating the Leased Property.

         Landlord's obligation to disburse insurance proceeds under this Article 10 shall be subject to the release of such proceeds by any Facility Mortgagee.

         10.5 Tenant's Property. All insurance proceeds payable by reason of any loss of or damage to any of Tenant's Personal Property or Capital Additions financed by Tenant shall be paid to Tenant and Tenant shall hold such proceeds in trust to pay the cost of repairing or replacing damaged Tenant's Personal Property or Capital Additions paid for or financed by Tenant.

         10.6 Restoration of Tenant's Property. If Tenant shall be required or elect to restore the Facility as hereinabove provided, Tenant shall either (a) restore all alterations and improvements made by Tenant, Tenant's Personal Property and all Capital Additions paid for or financed by Tenant, or (b) replace such alterations and improvements, Tenant's Personal Property, and/or Capital Additions with improvements or items of the same or better quality and utility in the operation of the Facility.

         10.7 No Abatement of Rent. Unless this Lease shall be terminated as herein provided, during the first twelve (12) months of any period required for repair or restoration, this Lease shall remain in full force and effect and Tenant's obligation to make rental payments and to pay all other charges required by this Lease shall remain unabated during the Term notwithstanding any damage affecting the Leased Property. Thereafter, payments of Minimum Rent shall be adjusted in the manner provided in Section 11.6. If any fire or other casualty impairs the revenue producing capacity of the Facility, projected Net Patient Revenues attributable to the Facility shall be determined by Landlord in its reasonable discretion.

         10.8 Damage Near End of Term.  Notwithstanding  any  provisions of this
Article 10 to the contrary, if (a) damage to or destruction of the Facility occurs during the last twelve (12) months of the Term, (b) Tenant has not elected to extend the Term, (c) no Default or Event of Default shall have occurred and be continuing, and (d) such damage or destruction cannot be fully repaired and restored within one hundred eighty (180) days immediately following the date of loss, Tenant shall have the right to terminate this Lease by the giving of written notice thereof to Landlord within thirty (30) days after the date of casualty. Failure of Tenant to give such notice within such 30- day period shall be a waiver of Tenant's right to terminate this Lease pursuant to this section.

                                   ARTICLE 11

                                  CONDEMNATION

         11.1 Total Condemnation. If the whole of the Leased Property shall be taken by Condemnation, this Lease shall terminate as of the Date of Taking. In the event a Condemnation of less than the whole of the Leased Property renders the Leased Property Unsuitable for Its Primary Intended Use, Tenant and Landlord shall each have the option, by written notice to the other, given at any time prior to the date title vests in a third party, to terminate this Lease as of the Date of Taking, whereupon this Lease shall terminate as of such date.

         11.2 Partial Condemnation. In the event of a Condemnation of less than the whole of the Leased Property such that Leased Property is still suitable for its Primary Intended Use, or if neither Tenant nor Landlord shall terminate this Lease as provided in Section 11.1, Tenant, at its sole cost and expense, shall, with all reasonable dispatch, restore the untaken portion of the Leased Improvements so that such Leased Improvements shall constitute a complete architectural unit of the same general character and condition (as nearly as may be possible under the circumstances) as the Leased Improvements existing immediately prior to such Condemnation. Landlord shall, subject to and in accordance with the applicable provisions of Section 10.4, contribute to the cost of restoration that part of its Award allocable to such restoration. In such event, the Minimum Rent shall be permanently reduced as set forth in
Section 11.6.

         11.3 Temporary Condemnation. In the event of any temporary Condemnation of all or any part of the Leased Property or Tenant's interest under this Lease, this Lease shall continue in full force and effect and Tenant shall continue to pay, in the manner and on the terms herein specified, the full amount of the Rent. To the extent reasonably practicable, Tenant shall continue to perform and observe all of the other terms and conditions thereof, on the part of Tenant to be performed and observed. The entire amount of any Award made for such temporary Taking or Condemnation allocable to the Term, whether paid by way of damages, rent or otherwise, shall be paid to Tenant. Tenant shall, upon the termination of any such period of temporary Condemnation, at its sole cost and expense (but only to the extent of the Award payable to Tenant), restore the Leased Property as nearly as may be reasonably possible, to the condition that existed immediately prior to such Condemnation, unless such period of temporary use or occupancy shall extend beyond the expiration of the Term, in which case Tenant shall not be required to make such restoration.

         11.4 Tenant's Option. In the event of the termination of this Lease as provided in Section 11.1, Tenant shall have the right, exercisable by written notice to Landlord given within thirty (30) days after receipt by Tenant of notice of Condemnation, to elect (a) to acquire the Leased Property from Landlord for a purchase price equal to the greater of its Minimum Repurchase Price or the Fair Market Value Purchase Price of the Leased Property immediately prior to such Condemnation, in which event, upon the closing of such acquisition, Tenant shall have the right to receive the entire Award, or (b) to substitute a new property therefor in accordance with the provisions of Article 16, in which event Tenant shall receive the entire Award. Failure of Tenant to give such notice within such 30-day period shall be deemed a waiver of Tenant's rights pursuant to this Section 11.4. In the event Landlord shall, by written notice to Tenant given within thirty (30) days after receipt of Tenant's election notice, reject Tenant's offer so to purchase or substitute, Tenant shall restore the Leased Property to substantially the same condition as existed immediately before such Condemnation in accordance with the applicable provisions of this Lease and, in such event, Landlord shall, subject to and in accordance with the applicable provisions of Section 10.4, contribute to the cost of restoration that part of its Award allocable to such restoration.

         11.5 Allocation of Award. Except as provided in the second sentence of this Section 11.5, the total Award shall be solely the property of and payable to Landlord. Any portion of the Award made for the taking of Tenant's leasehold interest in the Leased Property, Capital Additions paid for or financed by Tenant, loss of business at the Leased Property during the remainder of the Term, the taking of Tenant's Personal Property, or Tenant's removal and relocation expenses shall be the sole property of and payable to Tenant. In any Condemnation proceedings, Landlord and Tenant shall each seek its own Award in conformity herewith, at its own expense.

         11.6 Abatement Procedures. In the event of a partial Condemnation as described in Section 11.2, this Lease shall not terminate, but the Minimum Rent shall be abated and Base Net Patient Revenues shall be reduced in the manner and to the extent that is fair, just and equitable to both Tenant and Landlord, taking into consideration, among other relevant factors, the number of usable beds, the amount of square footage, or the revenues affected by such partial or temporary taking or damage or destruction. If Landlord and Tenant are unable to agree upon the amount of such abatement within thirty (30) days after such Condemnation or damage, the matter may be submitted by either party to a court of competent jurisdiction for resolution or, if the parties so agree, the matter may be submitted by the parties for resolution by arbitration in accordance with the rules of the American Arbitration Association.

                                   ARTICLE 12

                              DEFAULTS AND REMEDIES

         12.1 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default" under this Lease:

                  (a) Should Tenant fail to make any payment of the Rent or any other sum payable hereunder when due and such failure shall continue for ten (10) days after written notice thereof;

                  (b) Should Tenant fail to observe or perform any other term, covenant or condition of this Lease and such failure shall continue for thirty (30) days after written notice thereof; provided, however, if such failure cannot with due diligence be cured within such thirty (30) day period, an Event of Default shall not be deemed to have occurred for such additional period (not to exceed 120 days in the aggregate) required to cure the same so long as Tenant commences sure cure within such thirty (30) day period and thereafter diligently prosecutes such cure to completion;

                  (c) Should Tenant: (i) admit in writing its inability, or be unable, to pay its debts generally as they become due; (ii) file a petition in bankruptcy or a petition to take advantage of any insolvency law; (iii) make a general assignment for the benefit of its creditors; (iv) consent to the appointment of a receiver of itself or of the whole or any substantial part of its property; or (v) file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof;

                  (d) Should Tenant be adjudicated a bankrupt or have an order for relief thereunder entered against it or a court of competent jurisdiction shall enter an order or decree appointing a receiver of Tenant or of the whole or substantially all of its property, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof, and such judgment, order or decree shall not be vacated or set aside within sixty (60) days from the date of entry thereof;

                  (e) Should Tenant be liquidated or dissolved, or shall begin proceedings toward such liquidation or dissolution, or, in any manner, permit the sale or divestiture of substantially all of its assets;

                  (f) Should the estate or interest of Tenant in the Leased Property or any part thereof shall be levied upon or attached in any proceeding and the same shall not be vacated or discharged within thirty (30) days after commencement thereof (unless Tenant shall be contesting such lien or attachment in accordance with Article 8);

                  (g) Except as a result of damage, destruction, strikes, lock-outs or a partial or complete Condemnation, should Tenant voluntarily cease operations on the Leased Property for a period in excess of thirty (30) days; or

                  (h) Should any representation or warranty of Tenant contained in this Lease or any certificate or document delivered in connection herewith be untrue when made or at any time during the Term in any material respect which materially and adversely affects Landlord, and the same shall not be cured within ninety (90) days after written notice thereof.

Upon the occurrence of any Event of Default, Landlord and the agents and servants of Landlord lawfully may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter, without demand or notice and with or without process of law (forcibly, if necessary), enter into and upon the Leased Property or any part thereof in the name of the whole or mail a notice of termination addressed to Tenant, and repossess the same and expel Tenant and those claiming through or under Tenant and remove its and their effects (forcibly, if necessary), without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenant, and, upon such entry or mailing as aforesaid, this Lease shall terminate, Tenant hereby waiving all statutory rights to the Leased Property (including, without limitation, rights of redemption, if any, to the extent such rights may be lawfully waived) and Landlord, without notice to Tenant, may store Tenant's effects, and those of any person claiming through or under Tenant, at Tenant's sole expense and risk, and, if Landlord so elects, may sell such effects at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant.

         Upon the occurrence of an Event of Default, Landlord may, in addition to any other remedies provided herein, enter upon the Leased Property and take possession of any and all of Tenant's Personal Property and the Records (subject to any prohibitions or limitations to disclosure of any such data as described in Section 3.1.2(d)) on the Leased Property, without liability for trespass or conversion (Tenant hereby waiving any right to notice or hearing prior to such taking of possession by Landlord) and sell the same at public or private sale, after giving Tenant reasonable notice of the time and place of any public or private sale, at which sale Landlord or its assigns may purchase all or any portion of such Personal Property unless otherwise prohibited by law. Unless otherwise provided by law, and without intending to exclude any other manner of giving Tenant reasonable notice, the requirement of reasonable notice shall be met if such notice is given in the manner prescribed in this Lease at least ten (10) days before the day of sale. The proceeds from any such disposition, less all expenses incurred in connection with the taking of possession, holding and selling of such property (including, reasonable attorneys' fees) shall be deducted from the proceeds of such sale. Any surplus shall be paid to Tenant or as otherwise required by law and Tenant shall pay any deficiency to Landlord, as Additional Rent, upon demand.

         12.2 Remedies. In the event of any termination pursuant to Section 12.1, Tenant shall pay the Rent and other charges payable hereunder up to the time of such termination and, thereafter, Tenant, until the end of what would have been the Term of this Lease in the absence of such termination, and whether or not the Leased Property, or any portion thereof, shall have been re-let, shall be liable to Landlord for, and shall pay to Landlord, as current damages, the Rent and other charges which would be payable hereunder for the remainder of the Term had such termination not occurred, less the net proceeds, if any, of any reletting of the Leased Property, after deducting all expenses in connection with such re-letting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, advertising, expenses of employees, alteration costs and expenses of preparation for such reletting. Tenant shall pay such current damages to Landlord monthly on the days on which the Minimum Rent would have been payable hereunder if this Lease had not been terminated. Percentage Rent for the purposes of this Section 12.2 shall be deemed to be a sum equal to the amount of the Percentage Rent (determined on an annualized basis) payable for the Fiscal Year immediately preceding the Fiscal Year in which the termination, re-entry or repossession takes place. If, however, such termination, re-entry or repossession occurs during the first full Fiscal Year after the Base Year, the Percentage Rent shall be an amount reasonably determined by Landlord.

         At any time after such termination, whether or not Landlord shall have collected any such current damages, as liquidated final damages and in lieu of all such current damages beyond the date of such demand, at Landlord's election, Tenant shall pay to Landlord either (a) an amount equal to the excess, if any, of the Rent and other charges which would be payable hereunder from the date of such demand (assuming that, for the purposes of this paragraph, annual payments by Tenant on account of Impositions would be the same as payments required for the immediately preceding twelve calendar months, or if less than twelve calendar months have expired since the Commencement Date, the payments required for such lesser period projected to an annual amount and Percentage Rent shall be determined in the manner set forth above) for what would be the then unexpired term of this Lease if the same remained in effect, over the Fair Market Rental for the same period, or (b) an amount equal to the lesser of (i) the Rent and other charges that would have been payable for the balance of the Term had it not been terminated, or (ii) the aggregate of the Minimum Rent, Percentage Rent and other charges accrued in the twelve (12) months ended next prior to such termination (without reduction for any free rent or other concession or abatement). In the event this Lease is so terminated prior the expiration of the first full year of the Term, the liquidated damages which Landlord may elect to recover pursuant to clause (b) (ii) of this paragraph shall be calculated as if such termination had occurred on the first anniversary of the Commencement Date. Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damages referred to above.

         In case of any Event of Default, re-entry, expiration and dispossession by summary proceedings or otherwise, Landlord may (a) relet the Leased Property or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option, be equal to, less than or exceed the period which would otherwise have constituted the balance of the Term and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to relet the same, and (b) may make such reasonable alterations, repairs and decorations in the Leased Property as Landlord, in its sole judgment, considers advisable and necessary for the purpose of reletting the Leased Property; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to relet the Leased Property, or any portion thereof, or, in the event that the Leased Property is relet, for failure to collect the rent under such reletting. To the fullest extent permitted by law, Tenant hereby expressly waives any and all rights of redemption granted under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Leased Property, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

         12.3 Waiver. If this Lease is terminated pursuant to Section 12.1 or 12.2, Tenant waives, to the extent permitted by law, (a) any right to a trial by jury in the event of summary proceedings to enforce the remedies set forth in this Article 12, and (b) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt.

         12.4 Application of Funds. Any payments received by Landlord under any of the provisions of this Lease during the existence or continuance of any Event of Default (and any payment made to Landlord rather than Tenant due to the existence of an Event of Default) shall be applied to Tenant's obligations in such order as Landlord may determine or as may be prescribed by the laws of the State.

         12.5 Failure to Conduct Business. For the purpose of determining rental loss damages or Percentage Rent, in the event Tenant shall fail to conduct its business at the Leased Property for its Primary Intended Use, exact damages or the amount of Percentage Rent being unascertainable, the Percentage Rent for such period shall be deemed to by an amount reasonably determined by Landlord.

         12.6 Landlord's Right to Cure Tenant's Default. If an Event of Default shall have occurred and be continuing, Landlord, after written notice to Tenant (provided that no such notice shall be required if Landlord shall reasonably determine immediate action is necessary to protect person or property), without waiving or releasing any obligation of Tenant, and without waiving or releasing any Event of Default, may (but shall not be obligated to), at any time thereafter, make such payment or perform such act for the account and at the expense of Tenant, and may, to the extent permitted by law, enter upon the Leased Property, or any portion thereof, for such purpose and take all such action thereon as, in Landlord's opinion, may be necessary or appropriate therefor, including, the management of the Facility by Landlord or its designee, and Tenant hereby irrevocably appoints, in the event of such election by Landlord, Landlord or its designee as manager of the Facility and its attorney in fact for such purpose, irrevocably and coupled with an interest, in the name, place and stead of Tenant. All costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by Landlord in connection therewith, together with interest thereon (to the extent permitted by law) at the Overdue Rate from the date such sums are paid by Landlord until repaid, shall be paid by Tenant to Landlord, on demand.

         12.7 Trade Names. If this Lease is terminated for any reason, Landlord shall, upon the request of Tenant, cause the name of the business conducted upon the Leased Property to be changed to a name other than a Facility Trade Name or any approximation or abbreviation thereof and sufficiently dissimilar to such name as to be unlikely to cause confusion with such name; provided, however, that Tenant shall not thereafter use a Facility Trade Name in the same market in which the Facility is located in connection with any business that competes with the Facility.


                                   ARTICLE 13

                                  HOLDING OVER

         Any holding over by Tenant after the expiration of the Term shall be treated as a daily tenancy at sufferance at a rate equal to two (2) times the Minimum Rent and Percentage Rent then in effect plus Additional Rent and other charges herein provided (prorated on a daily basis). Tenant shall also pay to Landlord all damages, direct and/or consequential (foreseeable and unforeseeable), sustained by reason of any such holding over. Otherwise, such holding over shall be on the terms and conditions set forth in this Lease, to the extent applicable.


                                   ARTICLE 14

                               LANDLORD'S DEFAULT

         If Landlord shall default in the performance or observance of any of its covenants or obligations set forth in this Lease and such default shall continue for a period of thirty (30) days after written notice thereof, or such additional period as may be reasonably required to correct the same (except if such default shall constitute an immediate threat to life or property, five (5) Business Days) Tenant may declare the occurrence of a "Landlord Default" by a second notice to Landlord. Thereafter, Tenant may forthwith cure the same and, subject to the provisions of the following paragraph, invoice Landlord for costs and expenses (including reasonable attorneys' fees and court costs) incurred by Tenant in curing the same, together with interest from the date Landlord receives Tenant's invoice, at a rate equal to the Base Rate. Tenant shall have no right to terminate this Lease for any default by Landlord hereunder and no right, for any such default, to offset or counterclaim against any rent or other charges due hereunder.

         If Landlord shall in good faith dispute the occurrence of any Landlord Default and Landlord, before the expiration of the applicable cure period, shall give written notice thereof to Tenant, setting forth, in reasonable detail, the basis therefor, no Landlord Default shall be deemed to have occurred and Landlord shall have no obligation with respect thereto until final adverse determination thereof. If Tenant and Landlord shall fail, in good faith, to resolve the dispute within five (5) days after Landlord's notice of dispute, either may submit the matter to arbitration for resolution in accordance with the commercial arbitration rules of the American Arbitration Association. Such arbitration shall be final and binding on Landlord and Tenant and judgment thereon may be entered into any court of competent jurisdiction. Within five (5) days after submission to arbitration, Landlord and Tenant shall submit all information required for such arbitration and shall take all other actions required for such arbitration to proceed and the arbitrators shall be instructed to render a determination as soon as possible and in any event not later than thirty (30) days after submission.


                                   ARTICLE 15

                              PURCHASE OF PREMISES

         In the event Tenant shall purchase the Leased Property from Landlord pursuant to any of the terms of this Lease, Landlord shall, upon receipt from Tenant of the applicable purchase price, together with full payment of any unpaid Rent and other charges due and payable with respect to any period ending on or before the date of the purchase, deliver to Tenant a title insurance policy, together with an appropriate deed or other instruments, conveying the entire interest of Landlord in and to the Leased Property to Tenant, free and clear of all encumbrances other than (a) those Tenant has agreed hereunder to pay or discharge, (b) those liens, if any, which Tenant has agreed in writing to accept and take title subject to, (c) the Permitted Encumbrances, and (d) any other encumbrances permitted to be imposed on the Leased Property (x) pursuant to the terms of this Lease or (y) otherwise permitted to be imposed under the provisions of Section 21.1 which are assumable at no cost to Tenant or to which Tenant may take subject without cost to Tenant. The difference between the applicable purchase price and the total of the encumbrances assumed or taken subject to shall be paid in cash to Landlord or as Landlord may direct, in federal or other immediately available funds. The closing of any such sale shall be contingent upon and subject to Tenant's obtaining all required governmental consents and approvals for such transfer and if such sale shall fail to be consummated by reason of the inability of Tenant to obtain all such approvals and consents, any options to extend the Term of this Lease which otherwise would have expired during the escrow period of such proposed sale shall be deemed to remain in effect for 30 days after termination thereof. All expenses of such conveyance, including, without limitation, the cost of title examination or standard coverage title insurance, usually paid by a purchaser of real property in the State shall be paid by Tenant; all expenses of such conveyance usually paid by a seller of real property in the State shall be paid by Landlord.


                                   ARTICLE 16

                SUBSTITUTION OF PROPERTY FOR THE LEASED PROPERTY

         16.1 Tenant's Substitution Option. Provided (a) in the good faith judgment of Tenant, the Leased Property shall become Unsuitable for its Primary Intended Use, (b) no Default or Event of Default shall have occurred and be continuing, and (c) not less than one (1) year shall remain in the Term, Tenant shall have the right, subject to the conditions set forth in this Article 16, upon not less than thirty (30) days prior written notice to Landlord, to substitute one or more properties (collectively, the "Substitute Properties" or individually, "Substitute Property") on the date specified in such notice (the "Substitution Date"); provided, however, that if Tenant is required by court order or administrative action to divest or otherwise dispose of the Leased Property in less than thirty (30) days and Tenant shall have given Landlord prior written notice of the filing of such court or administrative action and kept Landlord reasonably apprised of the status thereof, the time period shall be shortened appropriately to meet the reasonable needs of Tenant, but in no event less than ten (10) Business Days after the receipt by Landlord of such notice. Such notice shall include (a) an Officer's Certificate, setting forth in reasonable detail the reason(s) for the substitution and the proposed Substitution Date, and (b) designate not less than two properties (or groups of properties), each of which properties (or groups of properties) shall provide Landlord with a yield (i.e., annual return on its equity in such property) substantially equivalent to Landlord's yield from the Leased Property at the time of such proposed substitution (or in the case of substitution because of damage or destruction, the yield immediately prior to such damage or destruction) and as reasonably projected over the remaining Term of this Lease.

         16.2 Landlord's Substitution Option. If Tenant shall have voluntarily or involuntarily discontinued use of the Leased Property for its business operations for a period in excess of one year, Landlord shall have the right, exercisable by thirty (30) days prior written notice to Tenant, to require Tenant to substitute a Substitute Property for the Leased Property, (in which event, Tenant shall comply with the applicable provisions of Section 16.1 within thirty (30) days thereafter).

         16.3 Substitution Procedures. (a) If either Landlord or Tenant shall initiate a substitution pursuant to Section 16.1 or 16.2, Landlord shall have a period of thirty (30) days within which to review the designated properties and such additional information and either accept or reject the Substitute Properties so presented, unless Tenant is required by a court order or administrative action to divest or otherwise dispose of the Leased Property within a shorter time period, in which case the time period shall be shortened appropriately to meet the reasonable needs of Tenant, but in no event shall such period be less than five (5) Business Days after Landlord's actual receipt of Tenant's notice (subject to further extension for any period of time in which Landlord is not timely provided with the information provided for in this
Section 16.3 and Section 16.4 below). Landlord and Tenant shall use good faith efforts to agree on a Substitute Property.

                  (b) In the event that, on or before the expiration of the applicable time period for Landlord's review, Landlord has rejected both of the Substitute Properties so presented, Tenant shall, for a period of sixty (60) days after the expiration of such period, have the right to terminate this Lease, by the giving of written notice thereof to Landlord, accompanied by an offer to purchase the Leased Property on the date set forth in such notice, but in no event less than ninety
         (90) days thereafter, for a purchase price equal to the greater of the then Fair Market Value Purchase Price or the Minimum Repurchase Price, and, subject to the provisions of Article 15, this Lease shall terminate on such purchase date.

                  (c) Landlord shall not unreasonably withhold its consent to an offer by Tenant to substitute a property as set forth in this Article provided (i) Landlord shall determine the Substitute Property shall provide Landlord with a yield substantially equivalent to Landlord's yield from the Leased Property immediately before such substitution or such damage or destruction, as the case may be, and as projected over the remainder of the Term, and (ii) the delivery of an opinion of counsel for Landlord confirming that (w) the substitution of the Substitute Property for the Leased Property will qualify as an exchange solely of property of a like-kind under Section 1031 of the Code, in which, generally, except for "boot", no gain or loss will be recognized by Landlord, (x) the substitution will not result in ordinary recapture income to Landlord pursuant to Section 1250(d)(4) of the Code or any other provision of the Code, (y) the substitution will result in income, if any, to Landlord of a type described in Section 856(c)(2) or
         (3) of the Code and will not result in income of the types described in
         Section  856(c)(4)  of the  Code or  result  in the tax  imposed  under
         Section 857(b)(6) of the

         Code, and (z) the substitution, together with all other substitutions made or requested by Tenant or an Affiliated Person pursuant to the Other Leases or other transfers of all or any portion of the Leased Property or properties leased under the Other Leases, during the relevant time period, will not jeopardize the qualification of Landlord as a real estate investment trust under Sections 856-860 of the Code.

                  (d) In the event that the then Fair Market Value of the Substitute Property or group of Substitute Properties minus the encumbrances assumed by Landlord, or as to which Landlord will take the Substitute Property or group of Substitute Properties subject, as of the Substitution Date is greater than the then Fair Market Value of the Leased Property minus the encumbrances assumed by Tenant, or as to which the Tenant will take the Leased Property subject, as of the Substitution Date (or in the case of damage or destruction, the Fair Market Value immediately prior to such damage or destruction), Landlord shall pay to Tenant an amount equal to the difference, subject to the limitation set forth below; in the event that such value of the Substitute Property or group of Substitute Properties is less than such value of the Leased Property, Tenant shall pay to Landlord an amount equal to the difference, subject to the limitation set forth below; provided, however, neither Landlord nor Tenant shall be obligated to consummate such substitution if such party would be required to make a payment (the "Cash Adjustment") to the other in excess of an amount equal to five percent (5%) of the Fair Market Value of the Leased Property.

                  (e) The Rent for such Substitute Property shall, in all respects, provide Landlord with a yield (i.e., annual return on its equity in such property) substantially equivalent to Landlord's yield from the Leased Property at the time of such substitution (or in the case of substitution because of damage or destruction the yield immediately prior to such damage or destruction) and as reasonably projected over the remaining Term, taking into account the Cash Adjustment paid or received by Landlord and any other relevant factors, as reasonably determined by Landlord.

                  (f) The Minimum Repurchase Price of the Substitute Property shall be an amount equal to the Minimum Repurchase Price of the Leased Property (i) increased by any Cash Adjustment paid by Landlord pursuant to Paragraph (d) above, or (ii) decreased by any Cash Adjustment paid by Tenant pursuant to paragraph (d) above.

         16.4  Conditions  to  Substitution.   On  the  Substitution  Date,  the
Substitute Property shall become the Leased Property hereunder, upon delivery by Tenant to Landlord of the following:

                  (a) An Officer's Certificate certifying that (i) the Substitute Property has been accepted by Tenant for all purposes of this Lease and there has been no material damage to the improvements located thereon, nor is any Condemnation pending or threatened with respect thereto; (ii) all appropriate permits, licenses and certificates (including, but not limited to, a permanent, unconditional certificate of occupancy and all certificates of need, licenses and provider agreements) which are necessary to permit the use of the Substitute Property in accordance with the provisions of this Lease have been obtained and are in full force and effect; (iii) under applicable zoning and use laws, ordinances, rules and regulations, the Substitute Property may be used for the purposes contemplated by this Lease and all necessary subdivision approvals, if any, have been obtained; (iv) there are no mechanics' or materialmen's liens outstanding or threatened to the knowledge of Tenant against the
         Substitute Property arising out of or in connection with the construction of the improvements thereon, other than those being contested by Tenant pursuant to Article 8; (v) to the best knowledge of Tenant, there exists no Default or Event of Default, and no defense, offset or claim with respect to any sums payable by Tenant hereunder; and (vi) any exceptions to Landlord's title to the Substitute Property do not materially interfere with the intended use of the Substitute Property by Tenant;

                  (b) A deed with full warranties or assignment of a leasehold estate with full warranties (as applicable) conveying to Landlord title to the Substitute Property free and clear of any liens or encumbrances, except those approved by Landlord;

                  (c) an amendment duly executed, acknowledged and delivered by Tenant, in form and substance satisfactory to Landlord, amending this Lease to correct the legal description of the Land and make such other changes herein as may be necessary or appropriate under the circumstances;

                  (d) counterparts of a standard owner's or lessee's (as applicable) policy of title insurance covering the Substitute Property (or a valid, binding, unconditional commitment therefor), dated as of the Substitution Date, in current form and including mechanics' and materialmen's lien coverage, issued to Landlord by a title insurance company and in the form reasonably satisfactory to Landlord, which policy shall (i) insure (x) Landlord's fee title or leasehold estate to the Substitute Property, subject to no liens or encumbrances except those approved by Landlord and (y) that any restrictions affecting the Substitute Property have not been violated; (ii) be in an amount at least equal to the Fair Market Value of the Substitute Property; and (iii) contain such affirmative coverage endorsements as Landlord shall reasonably request;

                  (e) certificates of insurance with respect to the Substitute Property fulfilling the requirements of Article 9;

                  (f) current appraisals or other evidence satisfactory to Landlord, in its sole discretion, as to the then current Fair Market Values and the projected residual values of such Substitute Property and the Leased Property as to which such substitution is being made;

                  (g) all available revenue data relating to the Substitute Property for the period from the date of opening for business of the Facility on such Substitute Property to the date of Tenant's most recent Fiscal Year end, or for the most recent three (3) years, whichever is less; and

                  (h) such other certificates, documents, opinions of counsel and other instruments as may be reasonably required by Landlord.

         16.5 Conveyance to Tenant. On the Substitution Date, Landlord shall convey the Leased Property to Tenant in accordance with the provisions of
Article 15 (except as to payment of any expenses in connection therewith which shall be governed by Section 16.6) upon either (a) payment in cash therefor or
(b) conveyance to Landlord of the Substitute Property, as appropriate.

         16.6 Expenses. Tenant shall pay or cause to be paid, on demand, all reasonable costs and expenses paid or incurred by Landlord in connection with the substitution and conveyance of the Leased Property and Substitute Property, including, but not limited to, (a) reasonable fees and expenses of counsel, (b) all printing expenses, (c) the amount of filing, registration and recording taxes and fees, (d) the cost of preparing and recording, if appropriate, a release of the Leased Property from the lien of any mortgage, (e) brokers' fees and commissions, (f) documentary stamp and transfer taxes, (g) title insurance charges and premiums, and (h) escrow fees.

                                   ARTICLE 17

                            SUBLETTING AND ASSIGNMENT

         17.1 Subletting and Assignment. Except as hereinafter provided, Tenant shall not assign, mortgage, pledge, hypothecate, encumber or otherwise transfer this Lease or sublease (which term shall be deemed to include the granting of concessions and licenses and the like) all or any part of the Leased Property or suffer or permit this Lease or the leasehold estate hereby created or any other rights arising under this Lease to be assigned, transferred, mortgaged, pledged, hypothecated or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the use or occupancy of the Leased Property by anyone other than Tenant, or the Leased Property to be offered or advertised for assignment or subletting except as hereinafter provided. For purposes of this Section 17.1, an assignment of this Lease shall be deemed to include any transaction pursuant to which Tenant is merged or consolidated with another entity or pursuant to which all or substantially all of Tenant's assets are transferred to any other entity, as if such or transaction were an assignment of this Lease.

         If this Lease is assigned or if the Leased Property or any part thereof are sublet (or occupied by anybody other than Tenant and its employees) Landlord, after default by Tenant hereunder, may collect the rents from such assignee, subtenant or occupant, as the case may be, and apply the net amount collected to the Rent herein reserved, but no such collection shall be deemed a waiver of the provisions set forth in the first paragraph of this Section 17.1, the acceptance by Landlord of such assignee, subtenant or occupant, as the case may be, as a tenant, or a release of Tenant from the future performance by Tenant of its covenants, agreements or obligations contained in this Lease.

         No subletting or assignment shall in any way impair the continuing primary liability of Tenant hereunder, and no consent to any subletting or assignment in a particular instance shall be deemed to be a waiver of the obligation to obtain the Landlord's written approval in the case of any other subletting or assignment. No assignment, subletting or occupancy shall affect the Primary Intended Use. Any subletting, assignment or other transfer of Tenant's interest in this Lease in contravention of this Section 17.1 shall be voidable at Landlord's option.

         If the rent and other sums (including, without limitation, the reasonable value of any services performed by any assignee or subtenant in consideration of such assignment or sublease) either initially or over the term of any assignment or sublease, payable by such assignee or subtenant on account of an assignment or sublease exceed the Rent called for hereunder with respect to the space assigned or sublet, Tenant shall pay to Landlord as Additional Rent one hundred percent (100%) of such excess net of the costs and expenses incurred by Tenant in procuring such sublease payable monthly at the time for payment Minimum Rent.

         17.2 Required Sublease Provisions. Any sublease of all or any portion of the Leased Property shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subject or subordinate, and that in the event of termination of this Lease or reentry or dispossession of Tenant by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that neither Landlord nor any Facility Mortgagee, as holder of a mortgage or as Landlord under this Lease, if such mortgagee succeeds to that position, shall
(a) be liable for any act or omission of Tenant under such sublease, (b) be subject to any credit, counterclaim, offset or defense which theretofore accrued to such subtenant against Tenant, (c) be bound by any previous modification of such sublease or by any previous prepayment of more than one (1) month's rent,
(d) be bound by any covenant of Tenant to undertake or complete any construction of the Leased Property or any portion thereof, (e) be required to account for any security deposit of the subtenant other than any security deposit actually delivered to Landlord by Tenant, (f) be bound by any obligation to make any payment to such subtenant or grant any credits, except for services, repairs, maintenance and restoration provided for under the sublease to be performed after the date of such attornment, (g) be responsible for any monies owing by Tenant to the credit of such Subtenant, or (h) be required to remove any person occupying the Leased Property or any part thereof; and such sublease shall provide that the subtenant thereunder shall, at the request of Landlord, execute a suitable instrument in confirmation of such agreement to attorn. The provisions of this paragraph shall not be deemed a waiver of the provisions set forth in the first paragraph of Section 17.1.

         17.3 Sublease Limitation. Anything contained in this Lease to the contrary notwithstanding, Tenant shall not sublet the Leased Property on any basis such that the rental to be paid by the sublessee thereunder would be based, in whole or in part, on either (a) the income or profits derived by the business activities of the sublessee, or (b) any other formula such that any portion of the sublease rental would fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto.

         17.4 Assignment and Subletting Procedure. Anything contained in this Lease to the contrary notwithstanding, if Tenant wishes to enter into a sublease with respect to any portion of the Leased Property or an assignment of this Lease, Tenant shall give Landlord notice of such intent, which notice ("Tenant's Notice") shall state, in the event of a proposed sublease, the location and amount of area intended to be covered by such sublease and the term of the proposed sublease, the proposed effective date of such sublease or assignment, and the identity of such proposed subtenant or assignee and such other information with respect thereto as Landlord may reasonably require. Landlord shall not unreasonably withhold its consent to any proposed assignment or sublease provided Tenant shall deliver to Landlord a written instrument, in form and substance reasonably satisfactory to Landlord, pursuant to which such assignee agrees directly with Landlord to be bound by all the terms of this Lease and to be jointly and severally liable with Tenant for all of Tenant's obligations under this Lease.


                                   ARTICLE 18

                      CERTIFICATES AND FINANCIAL STATEMENTS

         18.1 Estoppel Certificates. At any time and from time to time, upon not less than twenty (20) days prior written notice by Landlord, Tenant shall furnish to Landlord an Officer's Certificate certifying that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications), the date to which the Rent has been paid, that, to the best of Tenant's knowledge and belief after making due inquiry, Tenant is not in default in the performance or observance of any of the terms of this Lease and that no event exists which with the giving of notice, lapse of time, or both, would constitute a default hereunder, or if Tenant shall be in default or any such event shall exist, specifying in reasonable detail all such defaults or events, and the steps being taken to remedy the same, and such additional information as Landlord may reasonably request. Any such certificate furnished pursuant to this section may be relied upon by Landlord and any prospective purchaser or mortgagee of the Leased Property.

         18.2   Financial   Statements.   Tenant  shall  furnish  the  following
statements to Landlord:

                  (a) Within forty-five (45) days after each of the first three quarters of each Fiscal Year, the most recent Consolidated Financials of Tenant, together with an Officer's Certificate certifying to the accuracy of such Consolidated Financials;

                  (b) Within one hundred twenty (120) days after the end of each Fiscal Year, the most recent Consolidated Financials of Tenant for such year, certified by an independent certified public accountant satisfactory to Landlord;

                  (c) Promptly after the sending or filing thereof, copies of all reports which Tenant sends to its security holders generally, and copies of all periodic reports which Tenant files with the SEC or any stock exchange on which its shares are listed or traded;

                  (d) Promptly after the delivery thereof to Tenant, or its management, a copy of any management letter or written report prepared by Tenant's certified public accountants with respect to the financial condition, operations, business or prospects of Tenant;

                  (e) At any time and from time to time upon not less than twenty (20) days notice from Landlord, any Consolidated Financials or any other financial reporting information required to be filed by Landlord with any securities and exchange commission, the SEC or any successor agency, or any other governmental authority, or required pursuant to any order issued by any court governmental authority or arbitrator in any litigation to which Landlord is a party, for purposes of compliance therewith; and

                  (f) With reasonable  promptness,  such other information as to
         the  financial   condition  and  affairs  of  Tenant  as  Landlord  may
         reasonably request.

         18.3  General  Operations.  Tenant  covenants  and agrees to furnish to
Landlord:

                  18.3.1 Reimbursement, Licensure etc. Within thirty (30) days after receipt or modification thereof, copies of

                           (a) All  licenses  authorizing  Tenant to operate the
                  Facility for its Primary Intended Use;

                           (b) All Medicare and Medicaid certifications, together with provider agreements and all material correspondence relating thereto with respect to the Facility (excluding, however, correspondence which may be subject to any attorney-client privilege);

                           (c) A  Nursing  Home  Administrator  License  for the
                  individuals employed in such capacity with respect to the Facility;

                           (d) All reports of surveys, statements of deficiencies, plans of correction, and all material correspondence relating thereto, including, without limitation, all reports and material correspondence concerning compliance with or enforcement of licensure, Medicare/Medicaid, and accreditation requirements, including physical environment and Life Safety Code survey reports (excluding, however, correspondence which may be subject to any attorney-client privilege); and

                           (e) With reasonable promptness, such other confirmation as to the Licensure and Medicare and Medicaid participation of Tenant as Landlord may reasonably request from time to time.

                  18.3.2 Monthly Reports. Tenant shall prepare and furnish to Landlord for the Leased Property, within thirty (30) days after the end of each calendar month during the term of this Agreement, a monthly report, such report to include a balance sheet, a current month and year to date income statement, showing each item of actual and projected income and expense, prepared on an accrual basis and a current month and year to date cash flow statement, reflecting the operating results of the Facility; a statement of Net Patient Revenues for such month; and such additional information as the Company may from time to time reasonably require.


                                   ARTICLE 19

                                 LANDLORD ACCESS

         19.1 Landlord's Right to Inspect. Tenant shall permit Landlord and its authorized representatives to inspect the Leased Property during usual business hours, and to do and make such repairs as Landlord is permitted or required to make pursuant to the terms of this Lease, subject to any security, health, safety or patient or business confidentiality requirements of Tenant or any governmental agency or Insurance Requirement relating to the Leased Property or imposed by law.

         19.2 Landlord's Option to Purchase the Tenant's Personal Property; Transfer of Licenses. Effective on not less than ninety (90) days' prior notice given at any time within one hundred eighty (180) days after the expiration of the Term (or such shorter period as shall be appropriate if this Lease is terminated prior to its expiration date), Landlord shall have the option to purchase all (but not less than all) of Tenant's Personal Property (except motor vehicles), if any, at the expiration or termination of this Lease, for an amount equal to the then net market value thereof (current replacement cost as determined by appraisal less accumulated depreciation on Tenant's books pertaining thereto), subject to, and with appropriate price adjustments for, all equipment leases, conditional sale contracts, UCC-1 financing statements and other encumbrances to which such Personal Property is subject; provided, however, Landlord shall not have the right to purchase any Facility Trade Name or logo.


                                   ARTICLE 20

                                    APPRAISAL

         20.1 Appraisal Procedure. In the event that it becomes necessary to determine the Fair Market Value, Fair Market Value Purchase Price or Fair Market Rental of the Leased Property or a Substitute Property for any purpose of this Lease, the party required or permitted to give notice of such required determination (the "Initiating Party") shall include in such notice the name of a designated Qualified Appraiser (hereinafter defined) on its behalf. Within 10 days after notice, the party receiving such notice (the "Responding Party") shall, by written notice to the other, appoint a second Qualified Appraiser. If the Responding Party shall fail, neglect or refuse within said ten-day period to designate another appraiser willing so to act, the appraiser designated by the Initiating Party shall designate the second Qualified Appraiser within ten (10) days thereafter. The two appraisers so designated shall meet within ten (10) days after the second appraiser is designated, and, if within ten (10) days after the second appraiser is designated, the two appraisers do not agree upon the Fair Market Value, Fair Market Value Purchase Price or Fair Market Rental, as the case may be, of the applicable property as of the relevant date, the two appraisers shall designate a third Qualified Appraiser, within ten (10) days thereafter. In the event that the two appraisers are unable to agree upon the appointment of a third Qualified Appraiser within such ten (10) day period, either Landlord or Tenant, on behalf of both, may then request appointment of such appraiser the then president of the American Arbitration Association. In the event of a failure, refusal or inability of any appraiser to act, a new appraiser shall be appointed in his stead, which appointment shall be made in the same manner as hereinabove provided for the appointment of such appraiser so failing, refusing or being unable to act. In the event that all appraisers cannot agree upon such value ten (10) days as aforesaid, each appraiser shall submit his appraisal of such value to the other two appraisers in writing, and such value shall be determined by calculating the average of the two numerically closest (or, if the values are equidistant, all three) values determined by the three appraisers.

         The costs, other than counsel fees, of such appraisal shall be borne equally by the parties. Upon determining such value, the appraisers shall promptly notify Landlord and Tenant in writing of such determination. If any party shall fail to appear at the hearings appointed by the appraisers, the appraisers may act in the absence of such party.

         The determination of the board of appraisers (or the single additional Qualified Appraiser, as appropriate) made in accordance with the foregoing provisions shall be final and binding upon the parties, such determination may be entered as an award in arbitration in a court of competent jurisdiction, and judgment thereon may be entered.


                                   ARTICLE 21

                                    MORTGAGES

         21.1 Landlord May Grant Liens. Without the consent of Tenant, Landlord may, subject to the terms and conditions set forth in this Section 21.1, from time to time, directly or indirectly, create or otherwise cause to exist any lien, encumbrance or title retention agreement ("Encumbrance") upon the Leased Property, or any portion thereof or interest therein, whether to secure any borrowing or other means of financing or refinancing. Any such Encumbrance, other than one the proceeds of which are used to finance construction of a Capital Addition pursuant to the provisions of Sections 6.1 and 6.3, shall include the right to prepay (whether or not subject to a prepayment penalty) and shall provide (subject to Section 21.2) that it is subject to the rights of Tenant under this Lease.

         21.2 Subordination of Lease. Subject to Section 21.1 and the last paragraph of this Section 21.2, this Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to any ground or master lease, and all renewals, extensions, modifications and replacements thereof, and to all mortgages and deeds of trust, which may now or hereafter affect the Leased Property or any improvements thereon and/or any of such leases, whether or not such mortgages or deeds of trust shall also cover other lands and/or buildings and/or leases, to each and every advance made or hereafter to be made under such mortgages and deeds of trust, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and deeds of trust and all consolidations of such mortgages and deeds of trust. This section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the lessor under any such lease or the holder of any such mortgage or the trustee or beneficiary of any deed of trust or any of their respective successors in interest may reasonably request to evidence such subordination. Any lease to which this Lease is, at the time referred to, subject and subordinate is herein called "Superior Lease" and the lessor of a Superior Lease or its successor in interest at the time referred to, is herein called "Superior Landlord" and any mortgage or deed of trust to which this Lease is, at the time referred to, subject and subordinate, is herein called "Superior Mortgage" and the holder, trustee or beneficiary of a Superior Mortgage is herein called "Superior Mortgagee".

         If any Superior Landlord or Superior Mortgagee or the nominee or designee of any Superior Landlord or Superior Mortgagee shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, or otherwise, then at the request of such party so succeeding to Landlord's rights (herein called "Successor Landlord") and upon such Successor Landlord's written agreement to accept Tenant's attornment, Tenant shall attorn to and recognize such Successor Landlord as Tenant's landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease, except that the Successor Landlord (unless formerly the landlord under this Lease or its nominee or designee) shall not be (a) liable in any way to Tenant for any act or omission, neglect or default on the part of Landlord under this Lease, (b) responsible for any monies owing by or on deposit with Landlord to the credit of Tenant, (c) subject to any counterclaim or setoff which theretofore accrued to Tenant against Landlord, (d) bound by any modification of this Lease subsequent to such Superior Lease or Mortgage, or by any previous prepayment of Minimum Rent or Percentage Rent for more than one (1) month, which was not approved in writing by the Superior Landlord or the Superior Mortgagee thereto, (e) liable to the Tenant beyond the Successor Landlord's interest in the Leased Property and the rents, income, receipts, revenues, issues and profits issuing from the Leased Property, (f) responsible for the performance of any work to be done by the Landlord under this Lease to render the Leased Property ready for occupancy by Tenant, or (g) required to remove any person occupying the Leased Property or any part thereof, except if such person claims by, through or under the Successor Landlord. Tenant agrees at any time and from time to time to execute a suitable instrument in confirmation of Tenant's agreement to attorn, as aforesaid.

         Tenant's obligation to subordinate this Lease and Tenant's rights hereunder to any Superior Mortgage or Superior Lease shall be conditioned upon Landlord obtaining from any Superior Mortgagee or Superior Landlord, an agreement which shall be executed by Tenant and such Superior Mortgagee or Superior Landlord which shall provide in substance that so long as no Event of Default exists as would entitle Landlord or any such Superior Mortgagee or Superior Landlord to terminate this Lease or would cause, without any further action of Landlord or such Superior Mortgagee or Superior Landlord, the termination of this Lease or would entitle Landlord or such Superior Mortgagee or Superior Landlord to dispossess Tenant, this Lease shall not be terminated, nor shall Tenant's use, possession or enjoyment of the Leased Property, in accordance with the terms and provisions of this Lease, be interfered with, nor shall the leasehold estate granted by this Lease be affected in any other manner, in any foreclosure or any action or proceeding instituted under or in connection with such Superior Mortgage or Superior Lease, or in the event such Superior Mortgagee or Superior Landlord takes possession of the Leased Property pursuant to any provisions of such Superior Mortgage or Superior Lease, unless Landlord or such Superior Mortgagee or Superior Landlord would have had such right of termination pursuant to this Lease. Such agreement shall be in form customarily used by the holder of any such Superior Mortgage or Superior Lease.

         21.3 Notice to Mortgagee and Ground Landlord. Subsequent to the receipt by Tenant of notice from any person, firm or other entity that it is a Facility Mortgagee, or that it is the ground lessor under a lease with Landlord, as ground lessee, which includes the Leased Property as part of the demised premises, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such Facility Mortgagee or ground lessor and the curing of any of Landlord's defaults by such Facility Mortgagee or ground lessor shall be treated as performance by Landlord.


                                   ARTICLE 22

                              INVESTMENT TAX CREDIT

         22.1 Investment Tax Credit. Landlord agrees to elect, in accordance with Section 48(d) of the Code, to treat Tenant as having purchased all such eligible property in the Leased Property as may be designated by Tenant in order that Tenant may obtain the benefit of the credit, if any, allowed or allowable with respect thereto under Section 38 of the Code. Landlord makes no representation or warranty with respect to the availability of the credit to Tenant or the efficacy of such election. Landlord's sole responsibility in this regard shall be to execute such documents as are reasonably required to effect the election, which documents Tenant shall prepare, at Tenant's sole cost and expense, and to provide Tenant with such information as may be reasonably requested by Tenant in connection therewith. In addition, Landlord agrees it and its assignees will not claim the credit provided by Section 38 of the Code for any property included in the Leased Property.

                                   ARTICLE 23

                         ADDITIONAL COVENANTS OF TENANT

         23.1 Notice of Change of Name, Administrator, Etc. Tenant shall give prompt notice to Landlord of any change in (a) the name (operating or otherwise) of Tenant or the Facility, (b) the individual licensed as administrator of the Facility, (c) the number of beds in any bed category for which the Facility is licensed or the number of beds in any bed category available for use at the Facility (except for changes in the number of certified distinct part beds made for reimbursement maximization purposes), and (d) the patient and/or child care services that are offered at the Facility.

         23.2 Notice of Litigation, Potential Event of Default, Etc. Tenant shall give prompt notice to Landlord of any litigation or any administrative proceeding to which it may hereafter become a party which involves a potential liability equal to or greater than $250,000, or which may otherwise result in any material adverse change in the business, operations, property, prospects, results of operation or condition, financial or other, of Tenant. Forthwith upon Tenant obtaining knowledge of any Default or Event of Default, or any event or condition that would be required to be disclosed in a current report filed by Tenant on Form 8-K or in Part II of a quarterly report on Form 10-Q if Tenant were required to file such reports under the Securities Exchange Act of 1934, as amended, Tenant shall give Landlord notice thereof, which notice shall set forth in reasonable detail the nature and period of existence thereof and what action Tenant has taken or is taking or proposes to take with respect thereto.

         23.3 Management of Leased Property. Tenant shall not enter into any management or similar agreement in respect of the Leased Property without the express prior written consent of Landlord.

         23.4 Distributions, Payments to Affiliated Persons, Etc. Tenant will not declare, order, pay or make, directly or indirectly, any distribution or any payment to any Affiliated Person as to Tenant (including payments in the ordinary course of business and payment pursuant to management agreements with any such Affiliated Person) or set apart any sum or property therefor, or agree to do so, if, at the time of such proposed action, or immediately after giving effect thereto, any event or condition shall exist which constitutes a Default or an Event of Default.

                                   ARTICLE 24

                                  MISCELLANEOUS

         24.1 No Waiver. No failure by Landlord or Tenant to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. To the extent permitted by law, no waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

         24.2 Remedies Cumulative. To the extent permitted by law, each legal, equitable or contractual right, power and remedy of Landlord, now or hereafter provided either in this Lease or by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Landlord or Tenant of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Landlord or Tenant of any or all of such other rights, powers and remedies.

         24.3 Acceptance of Surrender. No surrender to Landlord of this Lease or of the Leased Property or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Landlord and no act by Landlord or any representative or agent of Landlord, other than such a written acceptance by Landlord, shall constitute an acceptance of any such surrender.

         24.4 No Merger of Title. There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same person, firm, corporation or other entity may acquire, own or hold, directly or indirectly (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate and (b) the fee estate or ground landlord's interest in the Leased Property.

         24.5 Conveyance by Landlord. If Landlord or any successor owner of the Leased Property shall convey the Leased Property in accordance with the terms hereof other than as security for a debt, and the grantee or transferee of the Leased Property shall expressly assume all obligations of Landlord hereunder arising or accruing from and after the date of such conveyance or transfer and shall be reasonably capable of performing the obligations of Landlord hereunder, Landlord or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of Landlord under this Lease arising or accruing from and after the date of such conveyance or other transfer as to the Leased Property and all such future liabilities and obligations shall thereupon be binding upon the new owner.

         24.6 Quiet Enjoyment. So long as Tenant shall pay the Rent as the same becomes due and shall substantially comply with all of the terms of this Lease and perform its obligations hereunder, Tenant shall peaceably and quietly have, hold and enjoy the Leased Property for the Term hereof, free of any claim or other action by Landlord or anyone claiming by, through or under Landlord, but subject to all liens and encumbrances of record as of the date hereof or hereafter consented to by Tenant. Except as otherwise provided in this Lease, no failure by Landlord to comply with the foregoing covenant shall give Tenant any right to cancel or terminate this Lease or abate, reduce or make a deduction from or offset against the Rent or any other sum payable under this Lease, or to fail to perform any other obligation of Tenant hereunder. Notwithstanding the foregoing, Tenant shall have the right, by separate and independent action to pursue any claim it may have against Landlord as a result of a breach by Landlord of the covenant of quiet enjoyment contained in this Section.

         24.7 Landlord's Liability. THE DECLARATION OF TRUST ESTABLISHING LANDLORD, DATED OCTOBER 9, 1986, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE "DECLARATION"), IS DULY FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME "HEALTH AND REHABILITATION PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF LANDLORD SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, LANDLORD. ALL PERSONS DEALING WITH LANDLORD, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF LANDLORD FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION. Tenant, its successors and assigns, shall not assert nor seek to enforce any claim for breach of this Lease against any of Landlord's assets other than Landlord's interest in the Leased Property and in the rents, issues and profits thereof, and Tenant agrees to look solely to such interest for the satisfaction of any liability or claim against Landlord under this Lease, it being specifically agreed that in no event whatsoever shall Landlord (which term shall include, without limitation, any general or limited partner, trustees, beneficiaries, officers, directors, or stockholders of Landlord) ever be personally liable for any such liability. In no event shall Landlord ever be liable to Tenant for any indirect or consequential damages.

         24.8 Landlord's Consent. Where provisions are made in this Lease for Landlord's consent and Landlord shall fail or refuse to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent, it being intended that Tenant's sole remedy shall be an action for specific performance or injunction, and that such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold its consent.

         24.9 Memorandum of Lease. Neither Landlord nor Tenant shall record this Lease. However, Landlord and Tenant shall promptly, upon the request of either, enter into a short form memorandum of this Lease, in form suitable for recording under the laws of the State in which reference to this Lease, and all options contained herein, shall be made. Tenant shall pay all costs and expenses of recording such memorandum of this Lease.

         24.10 Notices. (a) Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Lease shall be deemed adequately given if in writing and the same shall be delivered either in hand, by telecopier with written acknowledgment of receipt, or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

                  (b) All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Lease upon the date of acknowledged receipt, in the case of a notice by telecopier, and, in all other cases, upon the date of receipt or refusal, except that whenever under this Lease a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

                  (c)  All such notices shall be addressed,

         if to Landlord to:

                  Health and Rehabilitation Properties Trust
                  400 Centre Street
                  Newton, Massachusetts  02158
                  Attn:  Mr. David J. Hegarty
                  [Telecopier No. (617) 332-2261]

         with a copy to:

                  Sullivan & Worcester
                  One Post Office Square
                  Boston, Massachusetts  02109
                  Attn:  Lena G. Goldberg, Esq.
                  [Telecopier No. (617) 338-2880]
         if to Tenant to:

                  Connecticut Subacute Corporation II
                  400 Centre Street
                  Newton, Massachusetts  02158
                  Attn:  Mr. Mark Finklestein
                  [Telecopier No. (617) 332-2261]

          with a copy to:

                  Sullivan & Worcester
                  One Post Office Square
                  Boston, Massachusetts  02109
                  Attn:  Lena G. Goldberg, Esq.
                  [Telecopier No. (617) 338-2880]

                  (d) By notice given as herein provided, the parties hereto and their respective successor and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America.

         24.11 Construction. Anything contained in this Lease to the contrary notwithstanding, all claims against, and liabilities of, Tenant or Landlord arising prior to any date of termination of this Lease shall survive such termination. If any term or provision of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such term or provisions shall not be affected thereby. If any late charges or any interest rate provided for in any provision of this Lease are based upon a rate in excess of the maximum rate permitted by applicable law, the parties agree that such charges shall be fixed at the maximum permissible rate. Neither this Lease nor any provision hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by the party to be charged. All the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The headings in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Lease represents the entire agreement among the parties and amends and restates the Original Leases in their entirety. This Lease may not be amended or modified in any respect except by the written agreement of Landlord and Tenant.

         24.12 Governing Law. This Lease shall be interpreted, construed, applied and enforced in accordance with the laws of the State applicable to contracts between residents of the State which are to be performed entirely within the State, regardless of (i) where this Lease is executed or delivered; or (ii) where any payment or other performance required by this Lease is made or required to be made; or
(iii) where any breach of any provision of this Lease occurs, or any cause of action otherwise accrues; or (iv) where any action or other proceeding is instituted or pending; or (v) the nationality, citizenship, domicile, principle place of business, or jurisdiction of organization or domestication of any party; or (vi) whether the laws of the forum jurisdiction otherwise would apply the laws of a jurisdiction other than the State; or (vii) any combination of the foregoing.

         To the maximum extent permitted by applicable law, any action to enforce, arising out of, or relating in any way to, any of the provisions of this Lease may be brought and prosecuted in such court or courts located in the State as is provided by law; and the parties consent to the jurisdiction of said court or courts located in the State and to service of process by registered mail, return receipt requested, or by any other manner provided by law.

         INTENTIONALLY DELETED

         IN WITNESS WHEREOF, the parties have executed this Lease, as a sealed instrument, as of the date first above written.

                                    LANDLORD:


                                    HEALTH AND REHABILITATION
                                    PROPERTIES TRUST


                                    By: /s/ John G. Murray
                                             Its: Treasurer


                                    TENANT:

                                    CONNECTICUT SUBACUTE CORPORATION II


                                    By: /s/ Barry M. Portnoy
                                        Secretary

                                    EXHIBIT A

                                  Other Leases

                              [See attached copy.]

                                    EXHIBIT B

                             Permitted Encumbrances

                              [See attached copy.]

                                    EXHIBIT C

                                    The Land

                              [See attached copy.]

                                Omitted Exhibits
                                ----------------


         The following exhibits to the Lease Agreement have been omitted:

Exhibit Letter                      Exhibit Title
--------------                      -------------

         A                          Other Leases
         B                          Permitted Encumbrances
         C                          The Land

         The registrant agrees to furnish supplementally a copy of the foregoing omitted exhibits to the Securities and Exchange Commission upon request.

                                    EXHIBIT D

                                  Minimum Rent

                              [See attached copy.]

                                    EXHIBIT D

                             Monthly Rent Allocation


             Cheshire, Connecticut                 83,390

                            SCHEDULE TO EXHIBIT 10.39

         Pursuant to Instruction 2 to Item 601 of Regulation S-K, the following Lease Agreements, which are substantially identical in all material respects to the Lease Agreement filed herewith, are omitted. The following list sets forth the material differences in the Leased Premises and Monthly Rent Allocation.

Leased Premises                           Monthly Rent Allocation
------------------------------------------------------------------
Waterbury, Connecticut                            $104,238

New Haven, Connecticut                            $156,357